UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement     [ ] Confidential, for Use of the
                                        Commission Only (as permitted by
                                        Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         FINANCIAL FEDERAL CORPORATION
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                (Name of Registrant as Specified In Its Charter)

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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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


    FINANCIAL FEDERAL
    CORPORATION


    Notice of Annual
    Meeting of Stockholders
    and Proxy Statement





                                                     Wednesday, December 6, 2006
                                                     at 9:30 a.m. Eastern Time
                                                     270 Park Avenue, 11th Floor
                                                     New York, New York 10017

                          FINANCIAL FEDERAL CORPORATION
                          733 Third Avenue, 24th Floor
                            New York, New York 10017

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     Wednesday, December 6, 2006, 9:30 a.m.

      NOTICE IS HEREBY  GIVEN  that the  Annual  Meeting  of  Stockholders  (the
"Annual Meeting" or "Meeting") of Financial Federal Corporation, a Nevada corporation (the "Company"), will be held at 270 Park Avenue, 11th Floor, New York, New York 10017 on Wednesday, December 6, 2006, at 9:30 a.m. Eastern Time, to

              (1) Elect six directors to serve until the next annual  meeting of stockholders;

              (2) Ratify  the   appointment   of  KPMG  LLP  as  the   Company's
                  independent registered public accounting firm for the fiscal year ending July 31, 2007;

              (3) Approve the Amended and  Restated  2001  Management  Incentive
                  Plan;

              (4) Approve the 2006 Stock Incentive Plan; and

              (5) Transact any other  business  that  properly  comes before the
                  Annual Meeting.

      The Board of Directors of the Company has fixed the close of business on October 20, 2006 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. The list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder for any valid purpose related to the Annual Meeting at the office of Financial Federal Corporation, 733 Third Avenue, 24th Floor, New York, New York 10017 for the ten days before the Annual Meeting. The list will also be available during the Annual Meeting for inspection by any stockholder present at the Meeting. We are enclosing a copy of the Company's Annual Report to Stockholders for the fiscal year ended July 31, 2006.

      All stockholders are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy card as soon as possible in the enclosed reply envelope.

                                       FINANCIAL FEDERAL CORPORATION



                                       Troy H. Geisser
                                       Secretary


November 2, 2006
New York, New York

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE FILL IN, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE THAT DOES NOT NEED POSTAGE IF MAILED IN THE UNITED STATES.

                          FINANCIAL FEDERAL CORPORATION
                          733 Third Avenue, 24th Floor
                            New York, New York 10017


               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held On December 6, 2006

      This Proxy Statement and the accompanying form of proxy are solicited by the Board of Directors (the "Board of Directors" or the "Board") of Financial Federal Corporation, a Nevada corporation (the "Company"), to be voted at the Annual Meeting of Stockholders to be held at 270 Park Avenue, 11th Floor, New York, New York 10017 on December 6, 2006 and at any postponements or adjournments.

      Shares represented by properly executed proxies, received timely and not revoked, will be voted at the Meeting in the manner described in the proxies. Stockholders may revoke their proxy before its exercise by written notice to the Company's Secretary stating that their proxy is revoked, by submitting another proxy with a later date or by attending the Meeting and voting in person. Please note, however, that if a stockholder's shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Meeting, the stockholder must bring a letter from the broker, bank or other nominee confirming the stockholder's beneficial ownership of shares on October 20, 2006.

      At the Meeting, the Company's stockholders will be asked (i) to elect the Board of Directors to serve until the next annual meeting of stockholders (ii) to ratify the appointment of KPMG LLP ("KPMG") as the Company's independent registered public accounting firm for the fiscal year ending July 31, 2007 (iii) to approve the Amended and Restated 2001 Management Incentive Plan (iv) to approve the 2006 Stock Incentive Plan and (v) to take any other actions that properly come before the Meeting. Each proposal is described in more detail in this Proxy Statement.

      The approximate date this Proxy Statement and accompanying form of proxy will first be sent or given to stockholders is November 2, 2006. Holders of the Company's common stock, par value $0.50 per share (the "Common Stock"), on the record date, the close of business on October 20, 2006, are entitled to vote at the Meeting. On October 20, 2006, 27,260,280 shares of Common Stock were outstanding and no shares of the Company's preferred stock, par value $1.00, were outstanding.

      Each share of Common Stock entitles the holder on the record date to one vote on matters to be considered at the Meeting. The presence, in person or by proxy, of stockholders holding a majority of the issued and outstanding shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum. Abstentions and broker non-votes are each included to determine the presence or absence of a sufficient number of shares to constitute a quorum to transact business. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that proposal and has not received instructions from the beneficial owner.

      Unless contrary instructions are indicated on the proxy, shares represented by each properly executed and returned proxy card (and not revoked before they are voted) will be voted "FOR" the election of the nominees for directors named below, "FOR" the ratification of the appointment of KPMG as the Company's independent registered public accounting firm for the fiscal year ending July 31, 2007, "FOR" the approval of the Amended and Restated 2001 Management Incentive Plan, "FOR" the approval of the 2006 Stock Incentive Plan, and by the proxies in their discretion on any other matters to come properly before the Meeting, or any postponement or adjournment. If a stockholder specifies a different choice on the proxy, the stockholder's shares of Common Stock will be voted according to the specification made.

      The entire expense of this proxy solicitation will be paid by the Company. Solicitation will be made primarily by mail. Proxies may also be solicited personally and by telephone by regular employees of the Company without any additional remuneration and at minimal cost. Management may also request banks, brokerage houses, custodians, nominees and fiduciaries to obtain authorization for the execution of proxies and may reimburse them for related expenses. The Company has retained Georgeson Shareholder Communications, Inc. to assist in soliciting proxies, at an estimated cost of $1,000 plus other reasonable expenses.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth, to the Company's knowledge, the number of shares of Common Stock beneficially owned on October 20, 2006, unless otherwise indicated, by (i) each holder who may be deemed to be the beneficial owner of more than 5% of the Common Stock outstanding (ii) each director and each nominee for election as a director (iii) each executive officer named in the Summary Compensation Table and (iv) all directors and executive officers as a group. There were 27,260,280 shares of Common Stock outstanding on October 20, 2006.

                                                           Number of Shares        Percent of
Name and Address of Beneficial Owner(1)                  Beneficially Owned(2)      Ownership
----------------------------------------------------     ---------------------     -----------
Waddell & Reed Financial Services(3)
  6300 Lamar Avenue
  Shawnee Mission, KS 66201                                    2,592,304               9.5
Lateef Management Associates(3)
  300 Drakes Landing Road, Suite 100
  Greenbrae, CA 94904                                          2,001,609               7.4
M. A. Weatherbie & Co., Inc.(3)
  265 Franklin Street
  Boston, MA 02110                                             1,962,404               7.2
Kayne Anderson Rudnick Investment Management, LLC(3)
  1800 Avenue of the Stars
  Los Angeles, CA 90067                                        1,749,511               6.4
Barclays Global Investors UK Holdings Ltd(3)
  1 Churchill Place
  London, E14 5HP, England                                     1,465,968               5.4
Lawrence B. Fisher                                                     0                 *
William M. Gallagher(4)                                           84,537                 *
John V. Golio(5)                                                 215,946                 *
Steven F. Groth(6)                                               155,963                 *
James H. Mayes, Jr.(7)                                           206,404                 *
Michael C. Palitz(8)                                             360,904               1.3
Thomas F. Robards                                                      0                 *
Paul R. Sinsheimer(9)                                            754,581               2.8
Leopold Swergold(10)                                              12,500                 *
H. E. Timanus, Jr.(11)                                            24,750                 *
Michael J. Zimmerman(1)(2)                                         9,000                 *
All directors and executive officers as a group
  (14 persons)(13)                                             2,142,101               7.8

      *     Less than 1% of Common Stock outstanding.

      (1) Unless otherwise indicated, the address of each person listed is c/o Financial Federal Corporation, 733 Third Avenue, 24th Floor, New York, New York 10017.

      (2) Unless otherwise noted, each person has the sole power to vote, or direct the voting of, and power to dispose, or direct the disposition of, all shares. Beneficial ownership was determined according to the rules of the Securities and Exchange Commission and includes options that are exercisable or will become exercisable within 60 days of October 20, 2006 and shares of restricted stock subject to forfeiture.

      (3) This information is based on the most recent Forms 13F or 13F-NT filed with the Securities and Exchange Commission.

      (4) Mr. Gallagher's holdings include (i) 72,522 shares of Common Stock of which 41,625 shares are restricted stock subject to forfeiture and (ii) options to purchase 12,015 shares of Common Stock.

      (5) Mr. Golio's holdings include (i) 164,696 shares of Common Stock of which 125,625 shares are restricted stock subject to forfeiture and
            (ii) options to purchase 51,250 shares of Common Stock.

      (6) Mr. Groth's holdings include 155,963 shares of Common Stock of which 108,750 shares are restricted stock subject to forfeiture.

      (7) Mr. Mayes' holdings include 169,782 shares of Common Stock of which 146,250 shares are restricted stock subject to forfeiture and (ii) options to purchase 36,622 shares of Common Stock.

      (8)   Mr.  Palitz's  holdings  include (i) 248,770  shares of Common Stock
            (ii) options to purchase 7,500 shares of Common Stock (iii) 104,297 shares of Common Stock held by a corporation owned and controlled by Mr. Palitz and (iv) 337 shares of Common Stock held by Mr. Palitz's wife.

      (9) Mr. Sinsheimer's holdings include (i) 446,480 shares of Common Stock held by a limited partnership of which the general partner is controlled by Mr. Sinsheimer and (ii) 308,101 shares of restricted stock subject to forfeiture. Mr. Sinsheimer also holds 177,084 stock units (102,584 units are vested) that were not included in his holdings because they are not considered beneficially owned securities.

      (10)  Mr. Swergold's holdings include (i) 5,000 shares of Common Stock and
            (ii) options to purchase 7,500 shares of Common Stock.

      (11)  Mr. Timanus' holdings are Common Stock only.

      (12) Mr. Zimmerman's holdings include (i) 1,500 shares of Common Stock and (ii) options to purchase 7,500 shares of Common Stock.

      (13) Includes (i) 1,702,198 shares of Common Stock of which 730,351 shares are restricted stock subject to forfeiture and options to purchase 122,387 shares of Common Stock as described in notes 4 through 12 above and (ii) 267,381 shares of Common Stock of which 202,500 shares are restricted stock subject to forfeiture and options to purchase 50,135 shares of Common Stock held by executive officers not named in the table.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and certain beneficial owners of the Company's equity securities to file reports of holdings of and transactions in the Company's equity securities with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange, Inc., and to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of copies of these reports and written representations from the Section 16 reporting persons, the Company believes for the fiscal year ended July 31, 2006, that its executive officers, directors and greater than ten percent stockholders timely filed all reports due under Section 16(a) of the Securities Exchange Act of 1934.

                      EQUITY COMPENSATION PLAN INFORMATION
                                At July 31, 2006

                                                                                  Number of securities
                                   Number of securities                           remaining available for
                                   to be issued           Weighted-average        future issuance under
                                   upon exercise of       exercise price of       equity compensation plans
                                   outstanding options,   outstanding options,    (excluding securities
Plan Category                      warrants and rights    warrants and rights     reflected in column (a))
-----------------------------------------------------------------------------------------------------------
                                           (a)                    (b)                        (c)
Approved by security holders                  1,526,427                 $20.71                  626,933 (1)
Not approved by security holders                      0                     --                        0
------------------------------------------------------------------------------------------------------------
        Total                                 1,526,427                 $20.71                  626,933 (1)
============================================================================================================

      (1) Comprises 131,543 stock options or shares of restricted stock issuable under the Amended and Restated 1998 Stock Option/Restricted Stock Plan and 495,390 shares of restricted stock issuable under the 2001 Management Incentive Plan.

                              ELECTION OF DIRECTORS
                             (Item 1 on Proxy Card)

      The  Corporate  Governance  and  Nominating  Committee  and the  Board  of
Directors nominated the persons listed below to serve as directors of the Company until the next annual meeting and until their respective successors are elected and qualified, or until their earlier resignation or removal. The Company's bylaws set the Board's membership at a minimum of five directors. On August 16, 2005, the Board of Directors increased the size of the Board from seven to eight members. On June 26, 2006, Thomas F. Robards notified the Corporate Governance and Nominating Committee and the Board of Directors of his intent not to stand for reelection to the Board. Therefore, following the Annual Meeting, there will be two vacancies on the Board.

      It is intended that shares represented by proxies solicited by the Board will, unless authority to vote for some or all nominees is withheld, be voted in favor of electing as directors the nominees listed below. The Company has no reason to believe any of the nominees will be disqualified or unable or unwilling to serve if elected. However, if any nominee becomes unavailable for any reason, the shares will be voted for another person nominated by the Board, unless the Board by resolution provides for a lesser number of directors. All directors who were serving as a director at the time of the 2005 Annual Meeting of Stockholders attended the meeting. Directors are encouraged to attend the Annual Meeting of Stockholders. All nominees listed below are directors of the Company.

      Electing the six director nominees requires an affirmative vote by a plurality of votes cast. Shares not voted (by abstention, broker non-vote, or otherwise) will not impact the vote.

      The Board of Directors recommends stockholders vote "FOR" each of the nominees listed below.

                       Nominees for Election as Directors

      The name, age, principal occupation or employment, and other data regarding each nominee, based on information received from the respective nominees, are set forth below:

      Lawrence B. Fisher, 68, has served as a director of the Company since 1992. Mr. Fisher was a partner of Orrick, Herrington & Sutcliffe LLP, a law firm, from December 1995 until he retired in December 2005. He had previously been a partner of Kelley Drye & Warren LLP, a law firm, from 1985 to December 1995. He is a director of National Bank of New York City, a privately owned commercial bank and is a member of the Board of Directors of Coastal Bancshares Acquisition Corp., a publicly held company organized to acquire a bank.

      Michael C. Palitz, 48, has served as a director of the Company since July 1996. He is a Managing Director of Preston Partners LLC, a Manhattan based merchant banking firm. He is also a Manager of Harmic III, LLC, a New York City based hospitality company. He served as an Executive Vice President of the Company from July 1995 until he resigned as an officer and employee of the Company on March 14, 2003. Mr. Palitz served as a Senior Vice President of the Company from February 1992 to July 1995 and served as a Vice President of the Company from its inception in 1989 to February 1992. He has also served as Treasurer and Assistant Secretary of the Company since its inception in 1989 and as Chief Financial Officer from 1989 through September 2000. He is a member of the Board of Directors and Chair of the Audit Committee of City and Suburban Financial Corporation. He is also a Director of the Sy Syms School of Business of Yeshiva University and a Trustee of the Museum of the Moving Image, where he also serves on its Finance and Audit Committee.

      Paul R. Sinsheimer, 59, has served as Chairman of the Board and Chief Executive Officer of the Company since December 2000, as President of the Company since September 1998, as an Executive Vice President of the Company from its inception in 1989 to September 1998 and as a director of the Company since its inception. From 1970 to 1989, Mr. Sinsheimer worked for Commercial Alliance Corporation in several positions including Executive Vice President.

      Leopold Swergold, 66, has served as a director of the Company since August 16, 2005. Mr. Swergold is the sole member of Anvers Management LLC, a general partner of two private equity funds. Mr. Swergold was a Managing Director at ING Groep N.V. from 1997 until he retired in December 2004. He was Head of Healthcare Investment Banking and a member of the Board of Directors of Furman Selz from 1989 until it was acquired by ING Groep N.V. in 1997. After working on Wall Street for twenty years, Mr. Swergold formed his own investing banking firm in 1983 that later merged into Furman Selz in 1989. Mr. Swergold served as a Governor and Chair of the Audit Committee of the National Association of Securities Dealers ("NASD") from 1989 to 1992. He is a member of the Board of Directors of Select Medical Corporation.

      H. E. Timanus, Jr., 61, has served as a director of the Company since 1999. Mr. Timanus is the Chairman of the Board and Chief Operating Officer of Prosperity Bank, Houston, Texas and Vice Chairman of Prosperity Bancshares, Inc., Houston, Texas. He was Chairman of the Board and Chief Executive Officer of Heritage Bank, Houston, Texas, which merged into Prosperity Bank and President and Chief Executive Officer of Commercial Bancshares, Inc., Houston, Texas, which merged into Prosperity Bancshares, Inc. Mr. Timanus began his career with Commercial Bancshares, Inc. in 1982.

      Michael J. Zimmerman, 56, has served as a director of the Company since June 7, 2004. Mr. Zimmerman is Executive Vice President and Chief Financial Officer of ContiGroup Companies, Inc. and President of its ContiInvestments subsidiary. Before joining ContiGroup in 1996, Mr. Zimmerman was a Managing Director at Salomon Brothers, where he served in various senior positions in the investment banking and firm investment areas. He is a member of the Board of Directors of Overseas Shipholding Group, Inc, where he serves as non-executive Chairman, and of Premium Standard Farms, Inc.

                    Independent and Non-Management Directors

      The Board of Directors affirmatively determined that each member of the Board other than Mr. Sinsheimer (who is the Chief Executive Officer) meets the independence criteria established by the New York Stock Exchange for independent board members. The Board also affirmatively determined that no material relationships exist between the Company and any of the independent directors that would interfere with their judgment in carrying out their responsibilities as a director. In addition, the Board of Directors determined that the members of the Audit Committee meet the additional independence criteria required for audit committee membership.

      The non-management directors meet regularly each year without any management directors or employees present. If the meeting is in conjunction with a committee meeting, the Chair of the committee meeting acts as the presiding director. If the meeting is not in conjunction with a committee meeting, the non-management directors rotate acting as the presiding director. In addition, the independent directors meet without any of the other directors present at least once each year. Interested parties may communicate with non-management directors in the manner described in the section "Communications with the Board of Directors" on page 7.

                   Board of Directors Meetings and Committees

      The Board established an Executive Committee, currently consisting of four directors. The Executive Committee can exercise all the powers of the Board between meetings of the Board. The current members of the Executive Committee are Messrs. Fisher, Palitz, Sinsheimer and Swergold.

      The Board established an Audit Committee, currently consisting of four independent directors. The Audit Committee is responsible for monitoring (i) the integrity of the financial statements of the Company (ii) the independent registered public accounting firm's qualifications and independence (iii) the performance of the Company's internal audit function and independent registered public accounting firm and (iv) the Company's compliance with legal and regulatory requirements. The Audit Committee is also responsible for engaging the Company's independent registered public accounting firm. The Audit Committee also establishes procedures (i) for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal control or auditing matters and (ii) for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Audit Committee acts under a written charter approved by the Board. The current members of the Audit Committee are Messrs. Palitz (who became a member in June
2006), Robards, Timanus and Zimmerman. Mr. Timanus is the Chair of the Audit Committee. Upon consideration of the attributes of an audit committee financial expert set forth in Item 401(h) of Regulation S-K promulgated by the SEC, the Board determined Mr. Timanus possesses these attributes through his experience as Chief Operating Officer of Prosperity Bank, and he is designated as the Audit Committee financial expert. In addition, the Board also determined Mr. Zimmerman possesses the attributes of an audit committee financial expert through his experience as the Chief Financial Officer of ContiGroup Companies, Inc. In addition, Mr. Palitz and Mr. Robards also possess the attributes of audit committee financial experts through their experience as Chairs of Audit Committees for City and Suburban Financial Corporation and HSBC Investor Funds, respectively, and as former chief financial officers.

      The Board established an Executive Compensation and Stock Option Committee, currently consisting of three independent directors. The Executive Compensation and Stock Option Committee reviews and approves the goals, objectives and performance relevant to the Chief Executive Officer's compensation and determines such compensation including any equity compensation awards. The Executive Compensation and Stock Option Committee similarly reviews and approves the goals, objectives and performance relevant to the compensation for executive officers who report to the Chief Executive Officer and determines their compensation including any equity compensation awards. The Executive Compensation and Stock Option Committee also administers the Company's 2001 Management Incentive Plan (the "MIP") and the Amended and Restated 1998 Stock Option/Restricted Stock Plan (the "1998 Plan"). The Executive Compensation and Stock Option Committee is responsible for approving appointments and promotions between meetings of the full Board and these committee actions must be ratified by a majority vote of the Board within six months to remain effective. The Executive Compensation and Stock Option Committee acts under a written charter approved by the Board. The current members of the Executive Compensation and Stock Option Committee are Messrs. Swergold, Timanus and Zimmerman. Mr. Swergold is the Chair of the Committee.

      The Board established a Corporate Governance and Nominating Committee, currently consisting of four independent directors. The Corporate Governance and Nominating Committee is responsible for nominating qualified candidates for appointments to the Board, recommending to the Board the code of business conduct and ethics and corporate governance guidelines for the Company and for overseeing the evaluation of the Board and management. The Corporate Governance and Nominating Committee acts under a written charter approved by the Board. The current members of the Corporate Governance and Nominating Committee are Messrs. Fisher, Swergold, Timanus and Zimmerman. Mr. Fisher is the Chair of the Committee.

      The Corporate Governance and Nominating Committee annually recommends director nominations and annually reviews the appropriate skills and characteristics required of Board members in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Corporate Governance and Nominating Committee focuses on a candidate's financial expertise and finance company experience and considers knowledge, skills, experience in business, administration and relevant technical disciplines, social experience and other appropriate factors given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. Nominees for the Board should have the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of stockholders. They should be inquisitive and objective and exhibit practical judgment on issues. The Corporate Governance and
Nominating Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

      In recommending candidates for election to the Board, the Corporate Governance and Nominating Committee considers nominees recommended by directors, officers, employees, stockholders and others, using the same criteria to evaluate all candidates. Evaluation of candidates generally involves reviewing background materials, internal discussions and interviewing selected candidates as appropriate. Upon selecting a qualified candidate, the Corporate Governance and Nominating Committee recommends the candidate for the Board's consideration.

      Stockholders may recommend a nominee by writing to the Company's Secretary specifying the nominee's name and qualifications for Board membership. All recommendations are submitted to the Corporate Governance and Nominating Committee. Each submission must include (i) a brief description of the candidate
(ii) the candidate's name, age, business address and residence address (iii) the candidate's principal occupation (iv) the number of shares of Common Stock beneficially owned and (v) any other information required by the rules of the SEC to list the candidate as a nominee for director in a proxy statement. Recommended candidates may be required to provide additional information.

      During the Company's fiscal year ended July 31, 2006, the Board of Directors met eight times, the Executive Committee met once, the Audit Committee met four times, the Executive Compensation and Stock Option Committee met seven times and the Corporate Governance and Nominating Committee met five times. Each current director attended, either in person or telephonically, at least 90% (except for Mr. Robards who attended at least 85%) of the total number of meetings of the Board and its committees of which they were members during fiscal 2006. The Board has no other standing committees.

                   Communications with the Board of Directors

      Stockholders may communicate with the Company's Board of Directors through the Company's Secretary by writing to the following address: Board of Directors, c/o Secretary, Financial Federal Corporation, 733 Third Avenue, 24th Floor, New York, New York 10017. The Company's Secretary will forward all correspondence to the Board, except for spam, junk mail, mass mailings, job inquiries, surveys, business solicitations or advertisements, or patently offensive or inappropriate material. The Company's Secretary may forward certain correspondence elsewhere within the Company for review and possible response.

      Interested parties can report any concerns to the non-management directors confidentially or anonymously by writing direct to the Chair of the Corporate Governance and Nominating Committee c/o Financial Federal Corporation, 733 Third Avenue, 24th Floor, New York, New York 10017. These communications will be reviewed and any concerns relating to accounting, internal control or auditing will be forwarded to the Chair of the Audit Committee.

           Compensation Committee Interlocks and Insider Participation

      Messrs. Swergold, Timanus and Zimmerman served as members of the Executive Compensation and Stock Option Committee during fiscal 2006. They have no relationship with the Company other than as directors and stockholders. No member of the Executive Compensation and Stock Option Committee is or was an officer or an employee of the Company. During fiscal 2006, no executive officer of the Company served as a director, or as a member of any compensation committee, of any other entity that had an executive officer that served on the Board of Directors or Executive Compensation and Stock Option Committee of the Company.

                              Available Information

      The Company's website is http://www.financialfederal.com. The following corporate governance and committee charter documents are available in the Investor Relations section of the Company's website under Corporate Governance:
Corporate Governance Guidelines, Code of Business Conduct and Ethics, and the charters for our Audit Committee, Executive Compensation and Stock Option Committee, and Corporate Governance and Nominating Committee. Printed versions of these documents are also available free to any stockholder on request to Financial Federal Corporation, 733 Third Avenue, 24th Floor, New York, NY 10017,
Attn: Corporate Secretary.

                            Compensation of Directors

      Directors who are not officers or employees of the Company or any of its subsidiaries receive fees as follows:

         1. Annual retainer of $45,000 payable on their election by the stockholders after the annual meeting of stockholders. If a director joins the Board during the year, the retainer will be pro-rated.
         2. Additional annual retainer of $10,000 to the Audit Committee Chair, $6,000 to the Executive Compensation and Stock Option Committee Chair and $4,000 to the Corporate Governance and Nominating Committee Chair.
         3.  $1,000 for each Board meeting attended.
         4.  $1,000 for each committee meeting attended.

      The Company does not have a formal policy of granting stock options to directors but the Board may make discretionary grants under the 1998 Plan. Current directors were each granted a nonqualified stock option to purchase 7,500 shares (reflecting the Company's 3-for-2 stock split in January 2006) of Common Stock at the fair market value on the date of grant shortly after joining the Board as an outside director. No stock options were granted to outside directors during fiscal 2006, except to Mr. Swergold as discussed below. Directors who are officers of the Company receive no additional compensation upon election to the Board or for attending Board or committee meetings.

      The following table shows compensation earned by non-employee directors in fiscal 2006.

                                                  Fees Earned or
      Name                                       Paid in Cash ($)
      --------------------------------------    -----------------
      Lawrence Fisher                                $63,000
      Michael Palitz                                 $53,000
      Thomas Robards                                 $62,000
      Leopold Swergold (1)                           $80,667
      H.E. Timanus, Jr.                              $78,000
      Michael Zimmerman                              $68,000

      (1) Mr. Swergold's cash fees includes the annual retainer paid in December 2005 and the pro-rated annual retainer paid in August 2005 for his service from his appointment in August 2005 through the 2005 Annual Meeting . Mr. Swergold was also granted a nonqualified stock option to purchase 7,500 shares of Common Stock on August 16, 2005 for joining the Board. This option vested on December 31, 2005.

                                Director Emeritus

      William C. MacMillen, Jr. served as a director of the Company from 1989 until his retirement from the Board of Directors in December 2005. Recognizing Mr. MacMillen's long-standing contributions to the Company and exemplary service, the Board of Directors determined the Company would benefit from a continued association with Mr. MacMillen and appointed him a director emeritus effective as of the close of the 2005 Annual Meeting. As a director emeritus during fiscal 2006, Mr. MacMillen (i) served at the pleasure of the Board of Directors (ii) could attend meetings of the Board of Directors but could not vote (iii) could be invited to attend meetings of the committees of the Board of Directors but could not vote (iv) did not have responsibility for the actions of the Board or its committees (v) received annual compensation of $35,000 plus reimbursement of related travel expenses and (vi) is indemnified in his role as a director emeritus. Mr. MacMillen informed the Board of Directors he will retire as director emeritus as of the 2006 Annual Meeting.

                             EXECUTIVE COMPENSATION

                           Summary Compensation Table

      The following table sets forth information concerning the annual and long-term compensation paid to those persons who were, at July 31, 2006, the Chief Executive Officer ("CEO") and the other four most highly compensated executive officers of the Company.

                                               Annual           Long-term Compensation
                                           Compensation ($)             Awards
                                           ----------------   --------------------------
                                                               Restricted     Securities
                                 Fiscal                           Stock       Underlying       All Other
Name and Principal Position(s)    Year    Salary     Bonus    Award (1) ($)   Options (#)   Compensation ($)
------------------------------   ------   -------   -------   -------------   -----------   ----------------
Paul R. Sinsheimer                 2006   658,333   711,764       6,294,550            0                  0
 CEO, President and                2005   750,000         0         708,042            0                  0
 Chairman                          2004   750,000   530,000         369,700            0                  0

John V. Golio                      2006   315,000         0       1,304,550            0                  0
 Executive Vice President          2005   307,500         0               0       10,000                  0
                                   2004   300,000         0         156,500            0                  0

William M. Gallagher               2006   305,000         0         434,850            0                  0
 Senior Vice President             2005   297,500         0         187,600            0                  0
                                   2004   290,000         0         156,500            0                  0

Steven F. Groth                    2006   300,000         0         869,700            0                  0
 Senior Vice President and         2005   290,000         0         375,200            0                  0
 Chief Financial Officer           2004   280,000         0         156,500            0                  0

James H. Mayes, Jr                 2006   300,000         0       2,174,250            0                  0
 Executive Vice President          2005   285,000         0         375,200            0                  0
                                   2004   255,000         0         626,000            0                  0

(1) These amounts were calculated by multiplying the number of shares of restricted stock granted by the fair market value of the Common Stock on the date of the award. Shares of restricted stock were granted to Mr. Sinsheimer under the MIP as follows: 26,685 in September 2005 as part of his fiscal 2005 bonus and 41,250 in November 2005 as part of his fiscal 2006 bonus (of which 5,500 shares were forfeited in September 2006; see page 11 for further discussion). These shares vest yearly in equal amounts over four years of service. In February 2006, shares of restricted stock were granted under the 1998 Plan as follows, Mr. Sinsheimer - 180,000, Mr. Golio - 45,000, Mr. Gallagher - 15,000, Mr. Groth - 30,000 and Mr. Mayes, Jr. - 75,000. These shares generally do not vest until termination of employment on or after age 62 unless there is an earlier sale of the Company

      Shares of restricted stock and stock units are subject to earlier vesting upon a sale of the Company or a qualifying termination of employment. The aggregate holdings and values (based on the $26.87 fiscal year-end closing price of the Common Stock) of shares of restricted stock and unvested stock units at July 31, 2006 follow: Mr. Sinsheimer - 383,101 shares and units ($10,293,924); Mr. Golio - 125,625 shares ($3,375,544);
      Mr. Gallagher - 41,625 shares ($1,118,464); Mr. Groth - 108,750 shares ($2,922,113) and Mr. Mayes, Jr. - 146,250 shares ($3,929,738). Dividends are payable on all shares of restricted stock and dividend equivalent payments are payable on all stock units.


             Employment Contracts and Change in Control Arrangements

         None of the Company's executive officers have employment agreements, severance agreements or change in control agreements other than stock option and restricted stock agreements, the MIP and the 2002 Supplemental Retirement Benefit, and deferred compensation agreements. Executive officers also have excise tax restoration agreements for any golden parachute excise taxes incurred from a change in control of the Company. In the event of a change in control of the Company, all of the executive officers' shares of restricted stock will immediately vest.

                        Option Grants In Last Fiscal Year

       No stock options or stock appreciation rights were granted to any named executive officer in fiscal 2006.


                 Aggregated Option Exercises In Last Fiscal Year
                        And Fiscal Year-End Option Value


                                                                 Number of
                                                            Securities Underlying         Value of Unexercised
                                                          Unexercised Options Held        In-the-Money Options
                           Shares                            At July 31, 2006 (#)        At July 31, 2006 (2) ($)
                        Acquired on         Value        ---------------------------   ---------------------------
Name                   Exercise (#)   Realized (1) ($)   Exercisable   Unexercisable   Exercisable   Unexercisable
--------------------   ------------   ----------------   -----------   -------------   -----------   -------------
Paul R. Sinsheimer                0                  0             0               0             0               0
John V. Golio                33,750            431,940        51,250           5,000       477,956           9,284
William M. Gallagher         17,985            239,037        12,015               0       133,807               0
Steven F. Groth              19,170            287,846             0               0             0               0
James H. Mayes, Jr           57,128            700,972        36,622          18,750       376,598         177,563

      (1) The value realized is the difference between the closing price of the Common Stock on the day of exercise and the exercise price of the options, multiplied by the number of shares acquired on exercise, and does not indicate the named executive officer sold the acquired shares.

      (2) Value is the difference between the $26.87 closing price of the Common Stock at the Company's fiscal year-end and the exercise price of the options, multiplied by the number of shares that can be acquired on exercise. All options held by the named executive officers were in-the-money at July 31, 2006.


                              CERTAIN TRANSACTIONS

      Paul R. Sinsheimer, the Company's Chairman, Chief Executive Officer and President, and Michael C. Palitz, a director of the Company, (including their affiliates) held $1,659,083.77 and $3,448,358.10, respectively, of the Company's commercial paper at July 31, 2006. The Company issued this debt at prevailing interest rates and on customary terms.

         REPORT OF THE EXECUTIVE COMPENSATION AND STOCK OPTION COMMITTEE

      The Executive Compensation and Stock Option Committee (the "Committee") is pleased to present its report on executive compensation. The current members of the Committee are Leopold Swergold, H. E. Timanus, Jr., and Michael J. Zimmerman. Each member of the Committee is an independent director. This report to stockholders presents an overview of the role of the Committee and of the Company's present compensation philosophy. The Committee reviews and approves the goals, objectives and performance relevant to the Chief Executive Officer's compensation and determines such compensation including any equity compensation awards. The Committee similarly reviews and approves the goals, objectives and performance relevant to the compensation for executive officers who report to the Chief Executive Officer and determines their compensation including any equity compensation awards.

      The Committee's philosophy is to link a significant portion of executive compensation directly to the Company's success in meeting profit, growth and other corporate performance goals, operating efficiencies, success in handling non-performing assets, the Company's overall performance regarding its return on assets and equity, and the quality of the Company's finance receivables. The Company compensates officers through salary and through grants of shares of restricted stock, stock options and stock units. The Committee believes granting restricted stock, stock options and stock units to officers and other employees further aligns their objectives with those of the Company and its stockholders. In this regard, the Committee awarded shares of restricted stock as a long-term incentive in February 2006 to the named executive officers to induce them to remain with the Company. These shares generally do not vest until termination of employment on or after age 62 unless there is an earlier sale of the Company. The Committee, in its discretion, determines the proportion of the equity awards to grant to officers and other employees to maximize long-term incentives. The Committee also reviewed and recommended to the Board approval of the Amended and Restated 2001 Management Incentive Plan and the 2006 Stock Incentive Plan to amend the existing MIP and to replace the 1998 Plan upon stockholder approval. While the proposed Amended and Restated 2001 Management Incentive Plan will, if approved by stockholders, provide the flexibility to include other valued officers as participants, the Committee does not presently intend to modify its compensation philosophy for bonus incentive arrangements, and therefore currently intends for the Chief Executive Officer to continue to be the only participant.

      The Company offers competitive salaries and long-term incentives to attract and retain high caliber employees and executives. The Committee reviews the Company's compensation programs and consults with independent experts to ensure the compensation and benefits offered to executive officers are competitive and reflect the Company's performance. The Committee's compensation evaluation procedures include reviewing public filings of other financial services companies and performing an informal survey as well as a comparison and review of its competitors and other companies. The Committee, in establishing compensation for the CEO, generally uses the same criteria it uses for other officers and employees and also provides the CEO with an annual performance-based bonus opportunity. Competitive CEO pay practices were assessed using proxy statements of a comparison group of publicly traded financial institutions and a report by an independent compensation consultant as well as its proprietary database of compensation survey sources.

                   Compensation of the Chief Executive Officer

      Mr. Sinsheimer's current annual base salary is $600,000. As discussed below, Mr. Sinsheimer's salary was reduced from $750,000 to its current level during fiscal 2006. On October 28, 2005, the Committee established a performance-based annual cash bonus and an equity incentive award under the MIP for the CEO for fiscal 2006, and the Committee and the CEO agreed to reduce prospectively the CEO's annual base salary by $100,000 to $650,000 so that a greater portion of his compensation would be linked directly to the successful achievement of Company performance objectives. The CEO was eligible to earn a performance-based cash bonus ranging from $0 to $800,000 for fiscal 2006 and the Committee granted an equity award of 41,250 shares of restricted stock to the CEO. The number of shares of restricted stock the CEO was eligible to retain (subject to time-based vesting) ranged from zero to 41,250. The potential cash bonus amount and the potential shares of restricted stock the CEO could retain was determined according to a performance matrix based on the Company's diluted earnings per share for fiscal 2006. The cash bonus and shares determined according to the performance matrix could then be reduced at the Committee's discretion. In September 2006, based on the Company's diluted earnings per share for fiscal 2006 and according to the performance matrix, the Committee awarded the CEO a cash bonus of $711,764 and the CEO retained 35,750 shares of the original 41,250 share grant. The retained shares vest annually in equal amounts over four years of service from the date of grant.

      The Committee granted 180,000 shares of restricted stock to the CEO under the 1998 Plan on February 22, 2006. The Committee granted these shares of restricted stock as a long-term incentive for the CEO to remain with the Company and to raise the CEO's ownership of the Company to further align his objectives with those of the Company and its stockholders. Subject to the CEO's continued service, these shares of restricted stock will vest and be delivered to the CEO on the earlier of (i) six months after the CEO's termination of service (other than if terminated for cause) on or after attaining age 62 (ii) the CEO's death or disability or (iii) a sale of the Company. If the CEO's service is terminated by the Board without cause or by the CEO for good reason before the CEO attains age 62, the CEO will receive a portion of these shares based on the percentage of the 42 month vesting period elapsed and the remaining shares would be forfeited. Additionally, all shares would be forfeited (i) if the CEO's service terminates in any manner other than described above or (ii) if the Board terminates the CEO's service for cause. In connection with this restricted stock grant, the Committee reduced the CEO's annual base salary from $650,000 to $600,000.

      On October 16, 2006, the Committee, with the assistance of an independent compensation consultant, established a performance-based annual cash bonus award under the MIP for the CEO for fiscal 2007. The CEO is eligible to earn a performance-based cash bonus for fiscal 2007 ranging from $0 to $900,000 as determined according to the performance matrix established by the Committee based on the Company's diluted earnings per share for fiscal 2007 and as certified by the Committee. The Committee may use its discretion to reduce the cash bonus determined according to the performance matrix. In the event of the CEO's death or disability or a sale of the Company before the end of fiscal 2007, the Committee will pay a bonus of at least $300,000 (but not to exceed $900,000) to the CEO.

                      Policy on Compensation Deductibility

      Section  162(m)  of the  Internal  Revenue  Code  limits a  company's  tax deduction of compensation paid to each of its CEO and the four executive officers named in the Summary Compensation Table to $1.0 million in a fiscal year. However, compensation meeting the Internal Revenue Code's definition of "performance-based" is excluded from this limit. The Committee endeavors to achieve maximum deductibility of compensation paid, but may authorize compensation not deductible under Section 162(m) to offer competitive compensation. The Committee believes awards to the CEO under the stockholder approved MIP and awards of options to the named executive officers under the stockholder approved 1998 Plan qualify as performance-based compensation and are excludable from the $1.0 million limit. The Committee also believes awards issued to the named executive officers under the Amended and Restated 2001 Management Incentive Plan and 2006 Stock Incentive Plan can also qualify as performance-based compensation if stockholders approve these plans at the 2006 Annual Meeting.

      This report is submitted by the members of the Executive Compensation and Stock Option Committee of the Board of Directors:

                                Leopold Swergold
                               H. E. Timanus, Jr.
                              Michael J. Zimmerman

                             STOCK PERFORMANCE GRAPH

         The following graph compares the percentage change in cumulative total stockholder return on Financial Federal Corporation's Common Stock during the five-year period ending July 31, 2006 with the cumulative total return on the Russell 2000 Index and on the S&P Financial Index. The comparison assumes $100 was invested on July 31, 2001 in each index and that all dividends were reinvested. Note that historical stock prices are not indicative of future stock price performance.

 [THE FOLLOWING TABLE WAS REPRESENTED BY A LINE GRAPH IN THE PRINTED MATERIAL.]


                                7/01    7/02    7/03    7/04    7/05    7/06
                               ------  ------  ------  ------  ------  ------
Financial Federal Corporation  100.0   109.5   114.4   121.4    146.5   155.4
Russell 2000                   100.0    82.0   101.0   118.2    147.5   153.8
S&P Financials                 100.0    83.7    95.3   106.5    116.8   132.5

Copyright (C) 2006, Standard & Poor's a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

         The Stock Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                             AUDIT COMMITTEE REPORT

      The current members of the Audit Committee are Michael C. Palitz (who became a member in June 2006), Thomas F. Robards, H. E. Timanus, Jr. and Michael
J. Zimmerman. Each meets the independence and experience requirements of the New York Stock Exchange, Section 10A(m)(3) of the Exchange Act and SEC rules and regulations. The Audit Committee acts under a written charter approved by the Board of Directors.

      Management is responsible for the Company's internal control over financial reporting and the financial reporting process. The Company's independent registered public accounting firm, KPMG, is responsible for the integrated audit of the Company's consolidated financial statements and internal control over financial reporting. The Audit Committee's responsibility is to monitor and oversee these processes. The Audit Committee relies on the independent registered public accounting firm's opinions on the consolidated financial statements and the effectiveness of internal control over financial reporting. The Audit Committee pre-approves all fees charged and work performed by KPMG.

      The Audit Committee reviewed and discussed the Company's audited consolidated financial statements for fiscal 2006 with the Company's management. The Audit Committee also discussed the matters required by Statement on Auditing Standards No. 61, "Communication with Audit Committees" with KPMG.

      KPMG provided the Audit Committee with the written disclosure required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Audit Committee discussed with KPMG its independence from the Company and management. KPMG did not perform any non-audit services for the Company during fiscal 2006.

      Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board (and the Board approved) to include the Company's audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended July 31, 2006, for filing with the SEC.

      This report is submitted by the members of the Audit Committee of the Board of Directors:

                                Michael C. Palitz
                                Thomas F. Robards
                               H. E. Timanus, Jr.
                              Michael J. Zimmerman

          RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
                             (Item 2 on Proxy Card)

                                     General

      The Audit Committee appointed KPMG as the Company's independent registered public accounting firm for the fiscal year ending July 31, 2007. KPMG has audited the Company's financial statements since fiscal 2002. A representative of KPMG is expected to attend the Meeting and will have an opportunity to make a statement and be available to respond to appropriate questions.

      Stockholder ratification of the appointment of the Company's independent registered public accounting firm is not required by the Company's bylaws or other applicable legal requirements. However, the Board is submitting the appointment of KPMG to stockholders for ratification as good corporate practice. If stockholders do not ratify the appointment, the Audit Committee will reconsider retaining KPMG. If stockholders ratify the appointment, the Audit Committee may appoint a different independent registered public accounting firm at any time if it determines a change would be in the best interests of the Company and its stockholders.

      Ratification of the appointment of the Company's independent registered public accounting firm requires a majority of the votes cast on this proposal. Abstentions and broker non-votes will have no impact on the vote.

                     Principal Accounting Fees and Services

      For the fiscal years ended July 31, 2006 and 2005, the fees related to services performed by KPMG follow:

      Fee Category                 Fiscal 2006        Fiscal 2005
      -------------------          -----------        -----------
      Audit Fees                      $685,000           $685,000
      Audit-Related Fees                     0                  0
      Tax Fees                               0                  0
      All Other Fees                         0                  0
                                   -----------        -----------
                                      $685,000           $685,000
                                   ===========        ===========

      Audit Fees: Consists of fees paid for the integrated audit of the Company's consolidated financial statements and management's assessment of internal control over financial reporting (required by Section 404 of the Sarbanes-Oxley Act of 2002), the audit of subsidiary consolidated financial statements and reviews of the Company's quarterly consolidated financial statements. Audit fees also include fees for services closely related to the audit that primarily could only be provided by the Company's independent registered public accounting firm. These services include consents related to SEC registration statements.

      Audit-Related Fees: No audit related services were provided for fiscal 2006 or fiscal 2005.

      Tax Fees: No tax compliance, tax advice or tax planning services were provided for fiscal 2006 and fiscal 2005.

      All Other Fees: Consists of fees for products and services other than the services reported above. No other services were provided for fiscal 2006 or fiscal 2005.

                       Pre-Approval Policy and Procedures

      The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. Permissible non-audit services include audit-related services, tax services and other services. The independent registered public accounting firm and management are required to report periodically to the Audit Committee services provided by the independent registered public accounting firm according to this pre-approval, and the fees for these services.

      The  Board  of  Directors   recommends   stockholders  vote  "FOR"  the
ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending July 31, 2007.

       APPROVAL OF THE AMENDED AND RESTATED 2001 MANAGEMENT INCENTIVE PLAN
                             (Item 3 on Proxy Card)

General

      In 2001, the Company's Board of Directors adopted the 2001 Management Incentive Plan and it was subsequently approved by stockholders at the Company's 2001 Annual Meeting (the "MIP"). Under the rules of the New York Stock Exchange and Section 162(m) of the Internal Revenue Code of 1986 as amended (the "Code"), an incentive compensation bonus plan, such as the MIP, must be approved by stockholders. In addition, stockholder approval is also required when there are material amendments to an existing employee incentive compensation plan and Code
Section 162(m) generally requires re-approval of plan terms every five years.

      On September 27, 2006, the Company's Board of Directors amended and restated the MIP conditioned on and subject to obtaining stockholder approval as discussed below (the "Amended MIP"). The MIP will no longer be available for future awards as of the 2006 Annual Meeting although its terms will continue to govern any outstanding MIP awards. Therefore, the Company is requesting stockholders approve the Amended MIP at the 2006 Annual Meeting. For Code
Section 162(m) purposes, the material terms of the Amended MIP include: the participants covered by the Amended MIP, the objective performance goals listed in (i) through (xi) under the heading "Maximum Bonus and Payout Criteria" below, the individual bonus limit for a stated period of time, the maximum number of shares that can be awarded to an individual during a stated period of time and the maximum number of shares that can be issued under the Amended MIP.

      The sections below provide a summary of the Amended MIP and also highlight the proposed changes to the existing MIP. The Amended MIP is attached to this Proxy Statement as Appendix A. If there is any inconsistency between the summary and the Amended MIP's terms or if there is any inaccuracy in the summary, the terms of the Amended MIP govern.

Purpose of the Amended MIP

      The purposes of the Amended MIP are to (i) motivate and reward the Chief Executive Officer and other selected officers (collectively, "Participants") for good performance (ii) allow the Company to vary its compensation expense based on the Company's financial performance and (iii) further align the interests of the Participants with the interests of stockholders through stock-based awards. In accordance with the Company's compensation policy that compensation should vary with Company performance, a substantial part of the Chief Executive Officer's total compensation has been tied to the Company's performance by way of performance-based bonuses and awards of restricted stock under the MIP. The Board of Directors and its Executive Compensation and Stock Option Committee, while not presently contemplating the inclusion of other participants in the Amended MIP besides the Chief Executive Officer, determined it would be in the Company's best interests to provide the flexibility to enable other valued officers to participate in the Amended MIP in the future if needed. Unless the Board of Directors provides otherwise, the Executive Compensation and Stock Option Committee will administer the Amended MIP. The Board of Directors may amend or modify the Amended MIP in any or all respects whatsoever, subject to any required stockholder approval.

Highlights of Material Changes to MIP

      This section highlights the material changes to the existing MIP that the Company's Board of Directors approved conditioned on and subject to stockholder approval.

                                                        MIP                   AMENDED MIP
                                              -----------------------   -----------------------
  Eligible Participant(s):                    Chief Executive Officer   Chief Executive Officer
                                                                        and selected officers
  Total Shares:                               750,000                   1,000,000
  Annual Limit on Restricted Share Grants:    150,000                   200,000
  Maximum Bonus per Performance Period:       $2,250,000                $3,000,000

      The increase in total shares is generally intended to refresh the number of shares available for future awards since 249,110 shares were issued under the MIP and therefore only 500,890 shares are currently available for new awards. The Amended MIP also adds cash flow, profit margin, revenue, operating efficiency ratio, available liquidity, return on assets and stock price as performance goal criteria in addition to the ones currently available under the MIP. The Amended MIP also expressly provides indemnification for the Amended MIP committee members and expressly provides that forfeited shares will become available again for grant under the Amended MIP. As under the MIP, the above Amended MIP share limits are subject to adjustment in the event of a subdivision of the outstanding common shares, a declaration of a dividend payable in common shares, a declaration of a dividend payable in a form other than common shares in an amount that has a material effect on the price of common shares, a combination or consolidation of the outstanding common shares (by reclassification or otherwise) into a lesser number of common shares, a recapitalization, a spin-off or a similar occurrence.

Participants

      The individuals eligible for awards under the Amended MIP are the Chief Executive Officer of the Company and other officers who are affirmatively selected for participation by the Executive Compensation and Stock Option Committee. Actual awards (if any) will be determined at the discretion of the Executive Compensation and Stock Option Committee (or its subcommittee) based on the Amended MIP's terms and subject to the Amended MIP's limits. This committee will comprise outside directors as defined under Code Section 162(m).

Maximum Bonus and Payout Criteria

      Bonus payments under the Amended MIP may be made in cash and Common Stock as determined by the Executive Compensation and Stock Option Committee. No more than 1,000,000 shares may be awarded as restricted stock under the Amended MIP. This limit includes the 249,110 shares previously issued under the MIP. Any payment to a Participant would be based on an individual bonus target for the performance period set by the Executive Compensation and Stock Option Committee in writing and is directly related to satisfying the performance goal(s) set by the Executive Compensation and Stock Option Committee for the performance period. These performance goals may include one or more of the following: (i) return on equity (ii) earnings per share (iii) pre-tax earnings or after-tax earnings (iv) net charge-offs as a percentage of finance receivables (v) cash flow (vi) profit margin (vii) revenue (viii) operating efficiency ratio (ix) available liquidity (x) return on assets or (xi) stock price, each with respect to the Company and/or its affiliates. The performance period, individual bonus target and performance goal(s) will be adopted by the Executive Compensation and Stock Option Committee in its sole discretion for each performance period and must be adopted no later than the latest time permitted by the Code in order for bonus payments under the Amended MIP to be deductible under Code Section 162(m).

      The actual amount of future bonus payments under the Amended MIP is not presently determinable. However, the Amended MIP provides that no bonus in excess of $3.0 million will be paid for any performance period. A performance period may not exceed twelve months. The Executive Compensation and Stock Option Committee may also reduce the amount of a Participant's actual bonus in its sole discretion. The payment of a bonus for a given performance period generally requires the Participant to be employed by the Company when the bonus is paid.

      The Executive Compensation and Stock Option Committee, as more fully described in the Report of the Executive Compensation and Stock Option Committee, awarded the Chief Executive Officer under the MIP a cash bonus of $711,764 for fiscal 2006 and a cash bonus opportunity of up to $900,000 for fiscal 2007 subject to achievement of specified performance goals and the Committee's certification of payment for any actual award.

Restricted Stock Grants

      In addition to awarding cash bonuses under the Amended MIP, the Executive Compensation and Stock Option Committee may, in its discretion, award restricted shares of the Company's Common Stock to a Participant. Each grant of restricted stock shall be subject to the Amended MIP's performance goals. No more than 1,000,000 shares may be issued under the Amended MIP including shares issued as payment for bonuses. There will be 750,890 shares available for future awards if the Amended MIP is approved by stockholders. A Participant may not receive more than 200,000 shares in total in any fiscal year as a restricted stock award. Shares awarded under the Amended MIP may be subject to time-based vesting conditions. As more fully described in the Report of the Executive Compensation and Stock Option Committee, during fiscal 2006, the Committee awarded the Chief Executive Officer 26,685 shares and 41,250 shares (of which 5,500 shares were forfeited based on fiscal year 2006 performance) under the MIP for fiscal years 2005 and 2006, respectively, and no shares were awarded for fiscal year 2007.

Federal Income Tax Consequences

      Unless deferred, cash bonuses are taxable as ordinary income to Participants upon receipt. Restricted stock is taxable as ordinary income to Participants when the shares vest. The Company is entitled to an income tax deduction equal to the amount of income recognized by a Participant.

Governing Law

      The governing state law of the Amended MIP (except for choice of law provisions) is New York which is the state of our corporate headquarters.

Stockholder Approval

      Approval of the Amended and Restated 2001 Management Incentive Plan requires a majority of the votes cast on this proposal. Abstentions will have no impact on the vote. If a broker indicates on the proxy it does not have discretionary authority to vote certain shares on this proposal, those shares will not be considered as present and entitled to vote on this proposal. Therefore, a broker non-vote will not be counted and will have no effect on the proposal to approve the Amended and Restated 2001 Management Incentive Plan. In the event that stockholder approval of the Amended and Restated 2001 Management Incentive Plan is not obtained, the Company may not make awards under the Amended and Restated 2001 Management Incentive Plan.

      The Board of Directors recommends that stockholders vote "FOR" the approval of the Company's Amended and Restated 2001 Management Incentive Plan.

                    APPROVAL OF THE 2006 STOCK INCENTIVE PLAN
                             (Item 4 on Proxy Card)

General

      The Company currently maintains the Amended and Restated 1998 Stock Option/Restricted Stock Plan (the "1998 Plan") to award restricted stock and stock options to purchase common shares to employees and directors. The 1998 Plan was adopted by the Board of Directors and approved by stockholders in 1998 and has been subsequently amended and restated.

      At the 2006 Annual Meeting, stockholders will be asked to approve the new 2006 Stock Incentive Plan (the "2006 Plan"). The 2006 Plan was approved by the Board of Directors on September 27, 2006 conditioned on and subject to stockholder approval before 2007. If approved by stockholders, the 2006 Plan will replace and supersede the 1998 Plan for future compensatory equity grants. The 2006 Plan is attached to this Proxy Statement as Appendix B.

      Whereas the 1998 Plan provided for awards of stock options and restricted stock, the 2006 Plan will also provide for awards of stock units and stock appreciation rights. Stockholder approval of the 2006 Plan will allow the Company (i) to continue to provide long-term incentives to employees and directors responsible for the Company's success and growth (ii) to further align the interests of our employees and directors with the interests of stockholders through increased stock ownership and (iii) to assist the Company in attracting and retaining employees of experience and outstanding ability. Stockholder approval will also enable stock grants and stock units to employees covered by
Section 162(m) of the Internal Revenue Code of 1986 (the "Code") to be eligible to qualify as performance-based compensation and enable "incentive stock option" (or "ISO") (as defined by Code Section 422) grants to employees to continue to qualify for favorable federal income tax treatment. If stockholders do not approve the 2006 Plan before 2007, the 2006 Plan will be terminated with no awards granted and the 1998 Plan will remain in effect until its scheduled expiration on September 28, 2008. The fair market value of a share of Common Stock on October 20, 2006 was $27.71.

      The Board of Directors encourages stockholders to consider the following in voting to approve the 2006 Plan. The following points explain why the Board strongly believes the 2006 Plan is essential for the Company's continued success:

  o Achieving superior long-term results has always been the Company's primary objective, and therefore it is important for the Company to have its employees think and act like owners. The Compensation Committee's compensation policy focuses on offering a competitive salary and participation in the Company's stock incentive plan rather than short-term cash incentive payments such as commissions and bonuses. The Compensation Committee believes this better aligns the long-term economic interests of shareholders and employees. The Company also does not offer any pension or profit-sharing plans (other than a 401(k) plan that the Company does make matching contributions to and a Supplemental Retirement Benefit for the
      CEO). Accordingly, the Company has a history of issuing equity awards as the primary incentive to attract, motivate and retain employees. Currently, the Company's only stock incentive plan available to all employees, the 1998 Plan, has less than 150,000 shares available for future grant. Therefore, if the 2006 Plan is not approved by stockholders, the Company will soon lose its ability to grant equity awards to valued employees.

  o The Company's employees are its most valuable asset. The Company's senior management team has worked together for many years and their efforts are principally responsible for the Company's historical successful performance. The Company's ability to grant equity awards is vital (i) to keep this highly experienced and cohesive team intact and (ii) to attract and retain talented, highly experienced individuals it competes for against much larger competitors.

  o For the five-year period ending July 31, 2006, the average annual compounded total return to stockholders was 9.2%. This is superior to the 5.8% return generated by S&P Financials Index over the same period. Moreover (i) the Company's net income has increased each quarter during the last three fiscal years (ii) the asset quality of its portfolio of finance receivables is the best in its history (net charge-offs as a percentage of average receivables were a negligible 0.01% for fiscal 2006) and (iii) the Company has an extremely low operating expense efficiency ratio (24.9% for fiscal 2006). The Company believes its equity compensation practices contributed to these exemplary operating results.

  o The 2,500,000 shares of Common Stock that would be available for grant under the 2006 Plan equals 9.2% of current shares of Common Stock outstanding and is less than 1.0% for each of the ten years of the 2006 Plan.

Highlights of Material Differences between the 2006 Plan and the 1998 Plan

      The 2006 Plan includes, among other things, the following differences as compared to the 1998 Plan.

                                  1998 Plan                   2006 Plan
                           ------------------------     --------------------
  Types of Awards:         Options                      Options
                           Restricted stock             Restricted stock
                                                        SARS
                                                        Stock units
  Total Shares:            3,750,000 (only 145,793      2,500,000
                           are available for grant)
  Annual per Person
    Option limit:          150,000                      250,000
  Expiration:              September 28, 2008           Day before the 10th
                                                        anniversary of
                                                        stockholder approval

      In addition to the above, the following provisions of the 2006 Plan are not expressly included in the 1998 Plan.

      * Re-Pricing of Options/SARs and Minimum Exercise Price. The 2006 Plan expressly provides that stock options or SARs may not be re-priced without stockholder approval. The 2006 Plan also provides that the per share exercise price for an option or SAR can not be less than the fair market value of a share of Common Stock on the date of grant. The 1998 Plan only had this limitation for incentive stock options (a requirement of the Code).

      * Performance Goals. As described further in the Performance Goals section below, the 2006 Plan adds specified criteria for performance goals and objectives that the Executive Compensation and Stock Option Committee can include for any award. These performance goals can enable certain awards to qualify for the performance-based compensation exception to the Code Section 162(m) tax deduction limitations discussed below.

      * Director Retainer Fees Paid with Stock. The 2006 Plan provides that, upon affirmative implementation by the Board, non-employee directors may elect to receive some or all of their annual retainer fees in the form of stock or stock units rather than cash. Payment of fees in the form of stock or stock units further aligns directors interests with those of stockholders.

      The following sections provide a summary of the principal features of the 2006 Plan. If there is any inconsistency between the summary and the 2006 Plan's terms or if there is any inaccuracy in the summary, the terms of the 2006 Plan govern.

2006 Stock Incentive Plan Eligibility

      All employees (including those who are officers and/or directors) and directors of the Company, its subsidiaries and affiliates are eligible to participate in the 2006 Plan and receive awards. The 2006 Plan provides for discretionary awards of: (i) stock option grants and (ii) other equity-based awards including grants of stock, stock units and stock appreciation rights (collectively, equity-based awards) to be awarded to eligible participants.
Unless otherwise provided for in the applicable agreement between the participant and the Company, the awards generally will not be transferable by the participant and any permitted transfers would require the Company's consent.

      On October 20, 2006, approximately 250 employees (including officers and employee directors) and six non-employee members of the Board would be eligible to participate in the 2006 Plan.

Share Reserve and Grant Limits

      The aggregate number of shares authorized for issuance under the 2006 Plan are 2,500,000. Shares, stock units, SARs or options forfeited or unexercised under the 2006 Plan generally become available again for award. In addition, only shares actually issued to settle SARs or stock units shall count toward the share grant limits. The Company may grant awards under other plans or programs that may be settled in the form of shares issued under the 2006 Plan that will have the effect of reducing the number of shares available.

      The 2006 Plan would impose the following share grant limits:

       *  Options per person per fiscal year - 250,000
       *  SARs per person per fiscal year - 250,000
       *  Aggregate   Stock  Grants  or  Stock  Units  per  person  (other  than non-employee directors) per fiscal year - 200,000
       * Aggregate Stock Grants or Stock Units per non-employee director per fiscal year - 5,000

      Approval of the material terms of the 2006 Plan (including the above grant limits) by stockholders is necessary for grants to employees covered by Code
Section 162(m) to be eligible to qualify for the performance-based compensation exception to the tax deduction limitations of Code Section 162(m).

Administration

      The Board may appoint one or more committees to administer the 2006 Plan. The committee(s) will comprise two or more directors selected by the Board and will be responsible for administering the 2006 Plan (the "2006 Plan Committee"). The composition of the 2006 Plan Committee shall meet the requirements of (i)
Section 16 of the Securities Exchange Act of 1934 (the Exchange Act) for awards issued to individuals subject to the short-swing profit restrictions of Section 16(b) of the Exchange Act and (ii) Section 162(m) of the Code for awards issued to individuals covered by Section 162(m). The 2006 Plan Committee will have complete discretion, subject to the provisions of the 2006 Plan and among other things, to authorize, modify, extend, exchange or assume stock options, restricted stock, stock units and stock appreciation rights awards under the 2006 Plan, to select participants, to prescribe award terms and conditions, to accelerate vesting or extend exercise periods, to interpret plan provisions and to adopt applicable rules and procedures. The Board's Executive Compensation and Stock Option Committee shall be the 2006 Plan Committee unless the Board provides otherwise. The Board may also authorize one or more officers to grant options and equity-based awards to employees not subject to Section 16 or
Section 162(m) within specified limits and parameters. The members of the 2006 Plan Committee shall be indemnified by the Company to the maximum extent permitted by applicable law for actions taken or not taken regarding the 2006 Plan. The 2006 Plan Committee may at any time offer cash or cash equivalents to buy-out or cash-out outstanding awards.

Stock Option Grants

      The 2006 Plan Committee may, in its discretion, grant nonstatutory stock options, incentive stock options (entitled to favorable income tax treatment under the Code), or a combination thereof under the 2006 Plan. Grants of incentive stock options shall comply with the applicable provisions of the Code and non-employees are not eligible to receive incentive stock options. The number of shares of Common Stock covered by each stock option granted to a participant will be determined by the 2006 Plan Committee, but no participant may be granted stock options in any fiscal year exceeding the 2006 Plan's annual individual grant limits.

      Stock option grants will be evidenced by an option agreement that may contain varying terms and conditions. Stock options vest and become exercisable at the times and on the terms established by the 2006 Plan Committee. The stock option exercise price will be set by the 2006 Plan Committee and is generally equal to the fair market value of a share of Common Stock on the date of grant although the 2006 Plan Committee may establish a higher exercise price. Payment of the exercise price shall be in a form specified by the option agreement and may include cash, surrender of previously owned stock, cashless exercise, share withholding, or other forms as determined by the 2006 Plan Committee. Stock options expire at the times established by the 2006 Plan Committee, but not later than ten years after the date of grant. The 2006 Plan Committee may extend the maximum term of any stock option granted under the 2006 Plan, subject to the ten-year limit. Stock options cannot be re-priced under the 2006 Plan without stockholder approval.

Other Equity-Based Awards

      Discretionary grants of equity-based awards will be evidenced by an agreement that may contain varying terms and conditions. Payment of the purchase price, if any, shall be in a form specified in the agreement and may include cash, surrender of previously owned stock, share withholding or other forms as determined by the 2006 Plan Committee.

      The 2006 Plan Committee may award shares of common stock that are generally not paid for and not transferable unless certain conditions are met. This type of award is called restricted stock. When the restricted stock award conditions (may include performance conditions) are satisfied, the participant is vested in the shares and has complete, unrestricted ownership of the shares. At any time, a participant may be partially vested, fully vested or not vested at all in the restricted stock awarded. The holders of restricted stock awarded under the 2006 Plan shall generally have the same voting, dividend and other rights as other stockholders.

      The 2006 Plan Committee may award stock units. A stock unit is a bookkeeping entry that represents the equivalent of a share of Common Stock. A stock unit is similar to restricted stock in that the 2006 Plan Committee may establish performance goals and other conditions that must be satisfied before the participant can receive any benefit from the stock unit. When the participant satisfies the conditions of the stock unit award, the Company will pay the participant for the vested stock units with cash and/or shares. The amount received may depend upon the degree of achievement of the performance goals, although the 2006 Plan Committee has discretion to reduce or waive any performance objectives.

      The 2006 Plan Committee may grant stock appreciation rights (SARs) that may be made in conjunction with stock options. The number of shares covered by each SAR will be determined by the 2006 Plan Committee. The SAR exercise price will be set by the 2006 Plan Committee and is generally equal to the fair market value of a share of Common Stock on the date of grant although the 2006 Plan Committee may establish a higher exercise price. Upon exercise of a SAR, the participant will receive payment from the Company in an amount determined by multiplying (a) the difference between (i) the fair market value of a share of Common Stock on the date of exercise and (ii) the exercise price multiplied by
(b) the number of SARs exercised. SARs may be paid in cash and/or shares, as determined by the 2006 Plan Committee. SARs vest and are exercisable at the times and on the terms established by the 2006 Plan Committee. An unexercised SAR shall be deemed to be automatically exercised on its expiration date if the exercise price per share is less than the fair market value of a share on such date. SARs cannot be re-priced under the 2006 Plan without stockholder approval.

Performance Goals

      The 2006 Plan specifies performance goals that the 2006 Plan Committee may include in awards. These performance goals can include one or more of the following: (i) return on equity (ii) earnings per share (iii) pre-tax earnings or after-tax earnings (iv) net charge-offs as a percentage of finance receivables (v) cash flow (vi) profit margin (vii) revenue (viii) operating efficiency ratio (ix) available liquidity (x) return on assets or (xi) stock price, each with respect to the Company and/or its affiliates. Performance goals must be satisfied for the performance period for awards containing performance goals to vest. A performance period can be any period up to thirty-six months.

      Including performance goals in awards of stock and stock units to persons subject to the limitations of Code Section 162(m) permit these awards to qualify for the performance-based compensation exception to the income tax deduction limit. Approval of the material terms of the 2006 Plan (including the specified performance goal criteria) by stockholders is necessary for grants of stock and stock units to employees covered by Code Section 162(m) to qualify for the performance-based compensation exception to the income tax deduction limitations of Section 162(m) of the Code.

Payment of Director Fees in Securities

      Upon the Board's affirmative determination to authorize such a provision, a non-employee director may elect to receive from 25% to all of his or her annual retainer payments in the form of stock or stock units granted under the 2006 Plan. The terms and conditions of such an arrangement shall be determined by the Board. Any shares or stock units received under this provision will not count toward the non-employee directors' annual 5,000 share grant limit.

Termination of Service

      While the 2006 Plan Committee generally has discretionary authority to determine terms and conditions for each grant, the 2006 Plan provides for certain default provisions related to a participant's termination of service in the event that the 2006 Plan Committee does not provide otherwise. In general, a participant will be permitted to exercise his/her vested option or SAR for up to three months after termination of service. If termination of service is due to death or disability, then the participant can exercise his/her vested option or SAR for up to twelve months after termination. Termination of service due to cause shall cause forfeiture of all outstanding awards. In all cases, any post-service exercise periods will be subject to the specified term of the option or SAR.

Change in Control

      In the event of a change in control of the Company, a participant's outstanding awards shall fully vest if provided for in the participant's award agreement. In addition, an award may at the time of grant or any time thereafter, in the discretion of the 2006 Plan Committee, provide for acceleration of vesting upon a change in control or due to other events.

Amendment and Termination

      The Board may amend or modify the 2006 Plan in any or all respects whatsoever, subject to any required stockholder approval. The 2006 Plan will terminate on the day before the tenth anniversary of stockholder approval unless terminated earlier by the Board.

Adjustments Upon Changes in Capitalization

      In the event of a subdivision of the outstanding shares, stock dividend, dividend payable in a form other than shares in an amount that has a material effect on the price of the shares, consolidation, combination or reclassification of the shares, recapitalization, spin-off, or other similar occurrence, then the exercise price of each outstanding option and SAR, the number and class of shares subject to each award, the share limitations on grants, as well as the number and class of shares available for issuance under the 2006 Plan shall be equitably and proportionately adjusted by the 2006 Plan Committee.

New Plan Benefits

      All awards of the 2006 Plan will be granted at the 2006 Plan Committee's discretion. Therefore, the benefits and amounts that will be received or allocated under the 2006 Plan are not presently determinable. The following table sets forth the number of shares subject to awards granted under the 1998 Plan during fiscal year 2006. This is not necessarily indicative of future grants under the 2006 Plan.

                                                            Number of            Number of
                                                          Shares Subject         Shares of
    Name of Individual or Group                          To Option Grants     Restricted Stock
    ------------------------------------------------     ----------------     ----------------
    Paul R. Sinsheimer - CEO, President and Chairman                    0              180,000
    John V. Golio - Executive Vice President                            0               45,000
    William M. Gallagher - Senior Vice President                        0               15,000
    Steven F. Groth - Senior Vice President and CFO                     0               30,000
    James H. Mayes, Jr. - Executive Vice President                      0               75,000
    All current executive officers as a group                           0              435,000
    All current directors who are not executive
       officers as a group                                          7,500                    0
    All employees, including current officers who
       are not executive officers, as a group                     147,150              537,000

Federal Income Tax Consequences

      The following is a brief summary of the United States federal income tax consequences of certain transactions under the 2006 Plan based on federal income tax laws in effect as of October 2006. This summary is not intended to be exhaustive and does not discuss the tax consequences of an optionee's death or provisions of income tax laws of any municipality, state or other country an optionee may reside in. This summary does not purport to be complete. The Company advises participants to consult with tax advisors the tax implications of their awards under the 2006 Plan.

      Granting a stock option or SAR to a participant does not result in taxable income. Participants recognize ordinary taxable income upon exercise of nonstatutory stock options and SARs, subject to withholding taxes, equal to the difference between the fair market value of the shares and the exercise cost. Any gain or loss recognized upon disposition of the shares will generally be capital gain or loss.

      Participants do not recognize ordinary taxable income upon exercise of incentive stock options, but may recognize alternative minimum taxable income equal to the difference between the fair market value of the shares and the exercise cost. Gain or loss is recognized by participants on the disposition of shares acquired upon exercise and will be long-term capital gain or loss or ordinary income depending on whether participants hold the shares acquired upon exercise for at least one year after the exercise and two years after the grant.

      Granting a restricted stock award to a participant does not result in taxable income unless the participant elects to be taxed at the time of grant under Code Section 83(b). Participants recognize ordinary taxable income when restricted shares vest, subject to withholding taxes, equal to the fair market value of the shares or cash received minus any amount paid for the shares.

      Granting an award of unvested stock units to a participant does not result in taxable income. Participants recognize ordinary taxable income when stock units vest and are settled and distributed, subject to withholding taxes, equal to the cash and/or fair market value of shares received.

      At the discretion of the 2006 Plan Committee, the 2006 Plan allows a participant to satisfy federal and state withholding tax resulting from the exercise, receipt or vesting of an award by electing to have shares withheld or by surrendering previously owned shares.

      The Company generally will be entitled to an income tax deduction from an award under the 2006 Plan equal to the ordinary income recognized by a participant and at the time the participant recognizes the income. Special rules limit the deductibility of compensation paid to the Chief Executive Officer and to each of the four most highly compensated executive officers. Under Section 162 (m) of the Internal Revenue code, the annual compensation paid to any of these executives will be deductible only to the extent it does not exceed $1,000,000. However, the deductibility of certain compensation in excess of $1,000,000 can be preserved if the conditions of Section 162(m) are met. These conditions include stockholder approval of the 2006 Plan, setting limits on the number of awards a participant may receive and for awards other than certain stock options and SARS, establishing performance criteria that must be met for the award to vest or be paid. The 2006 Plan is designed to permit awards that qualify as performance-based to satisfy the conditions of Section 162(m).

Governing Law

      The governing state law of the 2006 Plan (except for choice of law provisions) is New York which is the state of our corporate headquarters.

Stockholder Approval

      Approval of the 2006 Stock Incentive Plan requires a majority of the votes cast on this proposal. Abstentions will have no impact on the vote. If a broker indicates on the proxy it does not have discretionary authority to vote certain shares on this proposal, those shares will not be considered as present and entitled to vote on this proposal. Therefore, a broker non-vote will not be counted and will have no effect on the proposal to approve the 2006 Stock Incentive Plan. If the 2006 Stock Incentive Plan is not approved by stockholders before 2007, the Amended and Restated 1998 Stock Option/Restricted Stock Plan will remain in effect and the 2006 Stock Incentive Plan will be null and void.

      The Board of Directors recommends that stockholders vote "FOR" the approval of the 2006 Stock Incentive Plan.

                              STOCKHOLDER PROPOSALS

         As a stockholder, you may be entitled to present proposals for action at a forthcoming meeting if you comply with the requirements of the proxy rules established by the SEC. All proposals of stockholders to be presented for consideration at the Company's 2007 Annual Meeting of Stockholders, expected to be held December 11, 2007, must be directed to the Secretary of the Company at the Company's principal executive office and must be received by July 11, 2007 to be considered for inclusion in the proxy materials for the 2007 Annual Meeting of Stockholders according to the rules and regulations of the SEC.

         The attached proxy card grants proxy holders discretionary authority to vote on any matter raised at the Meeting. If you intend to submit a proposal at the 2007 Annual Meeting of Stockholders, that is not eligible to be included in the proxy materials for that meeting, you must do so by September 24, 2007. If you fail to comply with this notice provision, the proxy holders will be allowed to use their discretionary voting authority when the proposal is raised at the 2007 Annual Meeting of Stockholders, without any discussion of the matter in the proxy materials.

                                 OTHER BUSINESS

         As of the date of this Proxy Statement, neither the Company nor the Board of Directors know of any matters, other than those indicated above, to be presented at the Meeting. If any additional matters are properly presented, the persons named in the proxy will have discretion to vote the shares represented by such proxy.

                                  ANNUAL REPORT

THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS FOR THE FISCAL YEAR ENDED JULY 31, 2006 WAS MAILED WITH THE PROXY STATEMENT AND IS AVAILABLE ON THE INTERNET IN THE INVESTOR RELATIONS SECTION OF THE COMPANY'S WEBSITE AT HTTP://WWW.FINANCIALFEDERAL.COM. ADDITIONAL COPIES OF THE ANNUAL REPORT MAY BE OBTAINED BY CALLING THE COMPANY AT (212) 599-8000. ON RECEIVING A WRITTEN REQUEST, THE COMPANY WILL ALSO PROVIDE FREE TO ANY STOCKHOLDER A COPY OF THE ANNUAL REPORT ON FORM 10-K FOR FISCAL 2006 FILED WITH THE SEC UNDER THE SECURITIES EXCHANGE ACT OF 1934. WRITTEN REQUESTS SHOULD BE SENT TO INVESTOR RELATIONS AT FINANCIAL FEDERAL CORPORATION, 733 THIRD AVENUE, 24TH FLOOR, NEW YORK, NEW YORK 10017. ATTN: CORPORATE SECRETARY


                                           BY ORDER OF THE BOARD OF DIRECTORS


                                           Troy H. Geisser
                                           Secretary


DATE:  November 2, 2006

                                                                      APPENDIX A

                          FINANCIAL FEDERAL CORPORATION

               AMENDED AND RESTATED 2001 MANAGEMENT INCENTIVE PLAN

              (As Amended and Restated effective December 6, 2006)


1. PURPOSE AND EFFECTIVENESS OF RESTATED PLAN

The purpose of this Amended and Restated 2001 Management Incentive Plan (the "Restated Plan") is to motivate and reward the Company's Chief Executive Officer and any other selected executive officers (collectively, "Participants") for good performance by making a portion of their compensation dependent on the achievement of certain Performance Goals related to the performance of Financial Federal Corporation (the "Company") and also to further align the Participants' interests with the interests of stockholders through the issuance of Company stock. This Restated Plan is designed to ensure that the incentives awarded hereunder are deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder (the "Code"). Accordingly, the effectiveness of this Restated Plan is conditioned on and subject to Company stockholder approval in accordance with Code Section 162(m). The "Effective Date" for this Restated Plan will be the date of such stockholder approval. The pre-existing stockholder-approved 2001 Management Incentive Plan (the "Current Plan") will continue to be available for the issuance of incentive awards until the Effective Date (or the date of the Company's annual meeting of stockholders in 2006 (the "2006 Meeting") if earlier) and the terms of the Current Plan will also continue to govern any such outstanding awards that were issued under the Current Plan. No awards will be issued under the Restated Plan until on or after the Effective Date. In addition, no further awards will be issued under the Current Plan as of the Effective Date (or as of the date of the 2006 meeting if earlier).

2. PARTICIPANTS

The Participants in this Restated Plan shall be (i) the Chief Executive Officer of the Company and (ii) any other Company officers (within the meaning of Rule 16a-1(f) of the regulations promulgated under the Securities Exchange Act of 1934 as amended) provided, however, that such other officers must be affirmatively selected by the Committee (as defined below) to become a Participant in this Restated Plan.

3. THE COMMITTEE

Unless the Board of Directors provides otherwise, the Executive Compensation and Stock Option Committee of the Company's Board of Directors shall be the "Committee" for purposes of this Restated Plan. The Committee shall consist solely of two or more outside directors of the Company that satisfy the requirements of Code Section 162(m). Any directors on the Executive Compensation and Stock Option Committee that do not satisfy the outside director requirements of Code Section 162(m) shall not serve on the Committee with respect to any bonuses or stock granted to a Participant. The Committee shall have the sole discretion and authority to administer and interpret this Restated Plan in accordance with Code Section 162(m).

To the maximum extent permitted by applicable law, each member of the Committee, or of the Board of Directors, or any persons (including without limitation employees and officers) who are delegated by the Committee to perform administrative functions in connection with this Restated Plan, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Restated Plan or any Restated Plan Agreement and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

4. AMOUNT OF BONUS

A Participant's bonus payments, if any, will be based on: (i) an individual target(s) set by the Committee in writing with respect to the Performance Period and (ii) the Performance Goal or Goals for the Performance Period. However, no bonus in excess of $3,000,000 will be paid to a Participant with respect to a Performance Period (the "Bonus Limit"). The Committee may also reduce the amount of a Participant's actual bonus in its sole discretion. This Restated Plan's "Performance Goals" may include one or more of the following: (i) return on equity (ii) earnings per share (iii) pre-tax earnings or after-tax earnings (iv) net charge-offs as a percentage of finance receivables (v) cash flow (vi) profit margin (vii) revenue (viii) operating efficiency ratio (ix) available liquidity
(x) return on assets or (xi) stock price, each with respect to the Company and/or its affiliates, as determined by the Committee in its sole discretion. A "Performance Period" shall be any period of time not exceeding 12 months, as determined by the Committee in its sole discretion. The Committee, in its sole discretion, may permit a Participant to defer receipt of cash that would otherwise be delivered to such Participant under this Restated Plan. Any such deferral elections shall be subject to such rules and procedures as determined by the Committee in its sole discretion. The selection and adjustment of applicable Performance Goals, and the establishment of targets, shall occur in compliance with the rules of Code Section 162(m).

5. PAYMENT OF BONUS

Subject to the Committee's discretion, the payment of a bonus will generally require that a Participant be on the Company's payroll as of the date the bonus is to be paid. The Committee may make exceptions to this requirement in the case of retirement, death or disability or under other circumstances, as determined by the Committee in its sole discretion. Bonus payments may be settled (i) in cash, (ii) in shares of Company common stock ("Shares") granted under Section 6 of this Restated Plan or in any combination thereof, all as determined by the Committee in its sole discretion. For avoidance of doubt, any Shares issued in settlement of a bonus shall not be counted against the Section 7 "Annual Share Limit". Such Shares may or may not be subject to vesting conditions. Shares shall be valued applying the Fair Market Value (as defined in Section 6) of a Share on the applicable date. No bonus shall be paid unless and until the Committee certifies in writing the extent to which the Performance Goal(s) applicable to a Participant have been achieved or exceeded for the applicable Performance Period. Without limitation, the approved minutes of a Committee meeting shall constitute such written certification. The Committee may establish concurrent or overlapping Performance Periods.

6. SHARES SUBJECT TO RESTATED PLAN

The Committee may issue Shares to a Participant to satisfy the payment of bonuses under Section 5. The stock issuable under Sections 6 and 7 of this Restated Plan shall be authorized but unissued Shares or Treasury Shares. The aggregate number of Shares reserved for issuance under this Restated Plan shall not exceed 1,000,000 Shares, with such limit subject to proportionate adjustment by the Committee in the event of a subdivision of the outstanding Shares, a stock split, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Shares (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a reorganization, a spin-off or a similar occurrence. The Company shall in no case be required to issue fractional Shares under this Restated Plan.

For purposes of this Restated Plan, the Fair Market Value of a Share shall mean the market price of Shares, determined by the Committee as follows:

      (i) If the Shares were traded over-the-counter on the date in question but were not classified as a national market issue, then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted by the NASDAQ system for such date;

      (ii) If the Shares were traded over-the-counter on the date in question and were classified as a national market issue, then the Fair Market Value shall be equal to the last-transaction price quoted by the NASDAQ system for such date;

      (iii) If the Shares were traded on the New York Stock Exchange (or other stock exchange) on the date in question, then the Fair Market Value shall be equal to the closing price reported on the applicable exchange's consolidated tape or quotation system (or successor reporting system) for such date; and

      (iv) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith applying a reasonable valuation approach as it deems appropriate.

The Committee's determination of Fair Market Value shall be conclusive and binding on all persons.

7. RESTRICTED STOCK AWARDS

In addition to the awarding of bonuses under this Restated Plan, the Committee may from time to time, in its sole discretion, award Shares subject to performance conditions ("Restricted Stock") to a Participant using the Shares available under Section 6. A Participant may not be awarded more than 200,000 Shares of Restricted Stock (subject to adjustment as described in Section 6) under this Section 7 in the aggregate in any Company fiscal year (the "Annual Share Limit"). For avoidance of doubt, the Section 4 Bonus Limit and the Section 7 Annual Share Limit are separate and independent limits that constrain only the awards granted under their respective section. Therefore, a Participant is both eligible to be awarded Shares of Restricted Stock up to the Annual Share Limit in any fiscal year and also concurrently earn and/or receive performance bonuses (that can be settled in cash and/or Shares) up to the Bonus Limit during Performance Periods occurring in the same fiscal year. Any Restricted Stock awarded may or may not be subject to time based vesting conditions as determined by the Committee in its sole discretion, however each award of Restricted Stock under this Section 7 will be subject to Restated Plan Performance Goals. The Committee must provide written certification of the extent of attainment of such Performance Goals in a manner as provided above in Section 5. The terms and conditions of each award of Restricted Stock shall be set forth in a Restricted Stock Agreement. A Participant will not have to pay the Fair Market Value of the Shares of a Restricted Stock award. A Restricted Stock Agreement may provide for accelerated vesting in the event of a Participant's death, disability or retirement or other events. A holder of Restricted Stock awarded under the Restated Plan shall have the same voting, dividend and other rights as the Company's other stockholders. Except as permitted by the Committee for the satisfaction of any tax withholding requirements, or as provided in a Restricted Stock Agreement, or as required by applicable law, any Restricted Stock granted under the Restated Plan shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor's process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this
Section 7 shall be void. However, this Section 7 shall not preclude a holder of Restricted Stock from designating a beneficiary who will receive any outstanding Restricted Stock in the event of the holder's death, nor shall it preclude a transfer of Restricted Stock by will or by the laws of descent and distribution.

If Restricted Stock is forfeited back to the Company, then any such forfeited Shares shall be available again for issuance under the Restated Plan and shall not count toward the maximum number of Shares that may be issued under the Restated Plan as provided in Section 6.

8. AMENDMENT AND TERMINATION

The Board of Directors reserves the right to amend or terminate this Restated Plan at any time provided, however, that any such amendment or termination shall not adversely affect any outstanding Restricted Stock award or outstanding bonus opportunity without a Participant's written consent. Restated Plan amendments will require stockholder approval only to the extent required by applicable law.

9. LEGAL CONSTRUCTION

Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural. In the event any provision of this Restated Plan shall be held illegal or invalid for any reason, such provisions will be reformed by the Committee if possible and to the extent needed in order to be held legal and valid. If it is not possible to reform the illegal or invalid provisions then the illegality or invalidity shall not affect the remaining parts of this Restated Plan, and this Restated Plan shall be construed and enforced as if the illegal or invalid provision had not been included. The granting of awards under this Restated Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. This Restated Plan and all awards shall be construed in accordance with and governed by the laws of the State of New York, but without regard to its conflict of law provisions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of this Restated Plan.

                                                                      APPENDIX B

                          FINANCIAL FEDERAL CORPORATION
                            2006 STOCK INCENTIVE PLAN
                         (As Effective December 6, 2006)

SECTION 1. INTRODUCTION.

The Company's Board of Directors adopted the Financial Federal Corporation 2006 Stock Incentive Plan effective as of the Effective Date. The effectiveness of this Plan is conditioned upon and subject to obtaining Company stockholder approval as provided in Section 15 below.

The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by offering Selected Employees an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, and to encourage such Selected Employees to continue to provide services to the Company and to attract new individuals with outstanding qualifications.

The Plan seeks to achieve this purpose by providing for Awards in the form of Options (which may constitute Incentive Stock Options or Nonstatutory Stock Options), Stock Appreciation Rights, Stock Grants and Stock Units.

This Plan and all Awards shall be construed in accordance with and governed by the laws of the State of New York, but without regard to its conflict of law provisions. Capitalized terms shall have the meaning provided in Section 2 unless otherwise provided in this Plan or any related Stock Option Agreement, SAR Agreement, Stock Grant Agreement or Stock Unit Agreement.

SECTION 2. DEFINITIONS.

(a) "Affiliate" means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity. For purposes of determining an individual's "Service," this definition shall include any entity other than a Subsidiary, if the Company, a Parent and/or one or more Subsidiaries own not less than 50% of such entity.

(b) "Award" means any award of an Option, SAR, Stock Grant or Stock Unit under the Plan.

(c) "Board" means the Board of Directors of the Company, as constituted from time to time.

(d) "Cashless Exercise" means, to the extent that a Stock Option Agreement so provides and as permitted by applicable law, a program approved by the Committee in which payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price and any applicable tax withholding obligations (up to the maximum amount permitted by applicable law) relating to the Option.

(e) "Cause" means, except as may otherwise be provided in a Participant's employment agreement or Award agreement and with respect to a Participant: (i) if the Participant has engaged in an act or acts of gross misconduct or negligence that have materially harmed or materially damaged the Company; (ii) the Participant's repeated failure to follow the lawful instructions of the Company following written notice; (iii) if the Participant has misappropriated Company property; (iv) if the Participant has been convicted of, or plead "no contest" to, a felony; or (v) if the Participant has exhibited a repeated inability after written notice to competently perform the essential functions of his/her job which has been memorialized in the Company records and has resulted in material harm or material damage to the Company. In each case "Cause" will be as determined by the Committee in good faith and the Committee's determination shall be conclusive and binding.

(f) "Change In Control" except as may otherwise be provided in a Participant's employment agreement or Award agreement, means the sale, transfer or other disposition of all or substantially all of the assets (exclusive of securitized assets) or stock of the Company.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transactions.

(g) "Code" means the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder.

(h) "Committee" means a committee described in Section 3.

(i) "Common Stock" means the Company's common stock, $0.50 par value per Share.

(j) "Company" means Financial Federal Corporation, a Nevada corporation.

(k) "Consultant" means an individual who performs bona fide services to the Company, a Parent, a Subsidiary or an Affiliate, other than as an Employee or Director or Non-Employee Director.

(l) "Covered Employees" means those persons whose compensation is subject to the deduction limitations of Code Section 162(m).


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

(m) "Director" means a member of the Board who is also an Employee.

(n) "Disability" means that the Selected Employee is classified as disabled under a long-term disability policy of the Company or, if no such policy applies, the Selected Employee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

(o) "Effective Date" means the date that the Company's stockholders approve this Plan provided such approval must occur before 2007.

(p) "Employee" means any individual who is a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

(q) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

(r) "Exercise Price" means, in the case of an Option, the amount for which a Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. "Exercise Price," in the case of a SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value in determining the amount payable to a Participant upon exercise of such SAR.

(s) "Fair Market Value" means the market price of a Share as determined in good faith by the Committee. The Fair Market Value shall be determined by the following:

(1) If the Shares were traded over-the-counter on the date in question but were not classified as a national market issue, then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted by the NASDAQ system for such date;

(2) If the Shares were traded over-the-counter on the date in question and were classified as a national market issue, then the Fair Market Value shall be equal to the last-transaction price quoted by the NASDAQ system for such date;

(3) If the Shares were traded on the New York Stock Exchange (or other stock exchange) on the date in question, then the Fair Market Value shall be equal to the closing price reported on the applicable exchange's consolidated tape or quotation system (or successor reporting system) for such date; and

(4) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith applying a reasonable valuation approach as it deems appropriate.

The Committee's determination of Fair Market Value shall be conclusive and binding on all persons.

(t) "Fiscal Year" means the Company's fiscal year.

(u) "Grant" means any grant of an Award under the Plan.

(v) "Incentive Stock Option" or "ISO" means an incentive stock option described in Code Section 422.

(w) "Non-Employee Director" means a member of the Board who is not an Employee.

(x) "Nonstatutory Stock Option" or "NSO" means a stock option that is not an ISO.

(y) "Option" means an ISO or NSO granted under the Plan entitling the Optionee to purchase a specified number of Shares, at such times and applying a specified Exercise Price, as provided in the applicable Stock Option Agreement.

(z) "Optionee" means an individual, estate or other entity that holds an Option.

(aa) "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the Effective Date shall be considered a Parent commencing as of such date.

(bb) "Participant" means an individual or estate or other entity that holds an Award.

(cc) "Performance Goals" means one or more objective measurable performance factors as determined by the Committee with respect to each Performance Period based upon one or more of the following: (i) return on equity (ii) earnings per share (iii) pre-tax earnings or after-tax earnings (iv) net charge-offs as a percentage of finance receivables (v) cash flow (vi) profit margin (vii) revenue
(viii) operating efficiency ratio (ix) available liquidity (x) return on assets or (xi) stock price, each with respect to the Company and/or one or more
Affiliates or operating units as determined by the Committee in its sole discretion. Awards issued to persons who are not Covered Employees may take into account other (or no) factors.

(dd) "Performance Period" means any period not exceeding 36 months as determined by the Committee, in its sole discretion. The Committee may establish different Performance Periods for different Participants, and the Committee may establish concurrent or overlapping Performance Periods.

(ee) "Plan" means this Financial Federal Corporation 2006 Stock Incentive Plan as it may be amended from time to time.

(ff) "Prior Equity Plans" means the Company's Amended and Restated 1998 Stock Option/Restricted Stock Plan as last amended and restated on December 15, 2005 and its predecessor plans.

(gg) "Re-Price" means that the Company has lowered or reduced the Exercise Price of outstanding Options and/or outstanding SARs for any Participant(s) in a manner described by Instruction 2 to SEC Regulation S-K Items 402(c)(2)(v) and
(vi) (as effective November 7, 2006 pursuant to SEC Release No. 33-8732A), (or as described in any successor provision(s) or definition(s)).


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

(hh) "SAR Agreement" means the agreement described in Section 8 evidencing each Award of a Stock Appreciation Right.

(ii) "SEC" means the Securities and Exchange Commission.

(jj) "Section 16 Persons" means those officers, directors or other persons who are subject to Section 16 of the Exchange Act.

(kk) "Securities Act" means the Securities Act of 1933, as amended.

(ll) "Selected Employee" means an Employee, Director or Non-Employee Director who has been selected by the Committee to receive an Award under the Plan.

(mm) "Service" means service as an Employee, Director, Non-Employee Director or Consultant. A Participant's Service does not terminate if he or she is a common-law employee and goes on a bona fide leave of absence that was approved by the Company in writing and the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable law. However, for purposes of determining whether an Option is entitled to continuing ISO status, a common-law employee's Service will be treated as terminating ninety (90) days after such Employee went on leave, unless such Employee's right to return to active work is guaranteed by law or by a contract. Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work. The Committee determines which leaves count toward Service, and when Service terminates for all purposes under the Plan.

(nn) "Share" means one share of Common Stock.

(oo) "Stock Appreciation Right" or "SAR" means a stock appreciation right awarded under the Plan which provides the holder with a right to potentially receive, in cash and/or Shares, value with respect to a specific number of Shares, as provided in Section 8.

(pp) "Stock Grant" means Shares awarded under the Plan.

(qq) "Stock Grant Agreement" means the agreement described in Section 9 evidencing each Award of a Stock Grant.

(rr) "Stock Option Agreement" means the agreement described in Section 6 evidencing each Award of an Option.

(ss) "Stock Unit" means a bookkeeping entry representing the equivalent of one Share, as awarded under the Plan.

(tt) "Stock Unit Agreement" means the agreement described in Section 10 evidencing each Award of a Stock Unit.

(uu) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the Effective Date shall be considered a Subsidiary commencing as of such date.

(vv) "10-Percent Shareholder" means an individual who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

SECTION 3. ADMINISTRATION.

(a) Committee Composition. A Committee appointed by the Board shall administer the Plan. Unless the Board provides otherwise, the Company's Executive Compensation and Stock Option Committee (or a comparable committee of the Board) shall be the Committee. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

The  Committee  shall have  membership  composition  which enables (i) Awards to
Section 16 Persons to qualify as exempt from liability under Section 16(b) of the Exchange Act and (ii) Awards to Covered Employees to qualify as performance-based compensation as provided under Code Section 162(m).

The Board may also appoint one or more separate committees of the Board, each composed of two or more directors of the Company who need not qualify under Rule 16b-3 or Code Section 162(m), that may administer the Plan with respect to Selected Employees who are not Section 16 Persons or Covered Employees, respectively, may grant Awards under the Plan to such Selected Employees and may determine all terms of such Awards. To the extent permitted by applicable law, the Board may also appoint a committee, composed of one or more officers of the Company, that may authorize Awards to Employees (who are not Section 16 Persons or Covered Employees) within parameters specified by the Board and consistent with any limitations imposed by applicable law.

Notwithstanding the foregoing, the Board shall constitute the Committee and shall administer the Plan with respect to all Awards granted to Non-Employee Directors.

(b) Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan. Such actions shall include without limitation:

(i) choosing the Selected Employees who are to receive Awards under the Plan;

(ii) determining the type, number, vesting requirements, Performance Goals (if any) and degree of satisfaction of such


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

goals, and other features and conditions of such Awards and amending such Awards;

(iii) prescribing and/or amending the terms of any Award agreement and correcting any defect, supplying any omission, or reconciling any inconsistency in the Plan or any Award agreement;

(iv) determining when Service commences and terminates (and its effect upon an Award) and accelerating the vesting, or extending the post-termination exercise term, of Awards at any time and under such terms and conditions as it deems appropriate;

(v) interpreting the Plan;

(vi) making all other decisions relating to the operation of the Plan; and

(vii) adopting such plans or subplans as may be deemed necessary or appropriate to provide for the participation by non-U.S. employees of the Company and its Subsidiaries and Affiliates, which plans and/or subplans shall be attached hereto as Appendices.

The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.

(c) Indemnification. To the maximum extent permitted by applicable law, each member of the Committee, or of the Board, or any persons (including without limitation Employees and officers) who are delegated by the Board or Committee to perform administrative functions in connection with the Plan, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Stock Option Agreement, SAR Agreement, Stock Grant Agreement or Stock Unit Agreement, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

SECTION 4. GENERAL.

(a) General Eligibility. Only Employees, Directors and Non-Employee Directors shall be eligible for designation as Selected Employees by the Committee.

(b) Incentive Stock Options. Only Selected Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, a Selected Employee who is a 10-Percent Shareholder shall not be eligible for the grant of an ISO unless the requirements set forth in Section 422(c)(5) of the Code are satisfied. If and to the extent that any Shares are issued under a portion of any Option that exceeds the $100,000 limitation of Section 422 of the Code, such Shares shall not be treated as issued under an ISO notwithstanding any designation otherwise. Certain decisions, amendments, interpretations and actions by the Committee and certain actions by a Participant may cause an Option to cease to qualify as an ISO pursuant to the Code and by accepting an Option the Participant agrees in advance to such disqualifying action.

(c) Buyout of Awards. The Committee may at any time (i) offer to buy out for a payment in cash or cash equivalents (including without limitation Shares valued at Fair Market Value that may or may not be issued from this Plan) an Award previously granted or (ii) authorize a Participant to elect to cash out an Award previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

(d) Restrictions on Shares. Any Shares issued pursuant to an Award shall be subject to such rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall apply in addition to any restrictions that may apply to holders of Shares generally and shall also comply to the extent necessary with applicable law. In no event shall the Company be required to issues fractional Shares under this Plan.

(e) Beneficiaries. A Participant may designate one or more beneficiaries with respect to an Award by timely filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Participant's death. If no beneficiary was designated or if no designated beneficiary survives the Participant, then after a Participant's death any vested Award(s) shall be transferred or distributed to the Participant's estate.

(f) Performance Conditions. The Committee may, in its discretion, include performance conditions in an Award. If performance conditions are included in Awards to Covered Employees, then such Awards will be subject to the achievement of Performance Goals established by the Committee. Such Performance Goals shall be established and administered pursuant to the requirements of Code Section 162(m). Before any Shares underlying an Award or any Award payments are released to a Covered Employee with respect to a Performance Period, the Committee shall certify in writing that the Performance Goals


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

for such Performance Period have been satisfied. Without limitation, the approved minutes of a Committee meeting shall constitute such written certification. The Committee may appropriately adjust any evaluation of performance under a Performance Goal to exclude any of the following events that occurs during a Performance Period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in or provisions under tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary non-recurring items as described in applicable accounting principles and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report for the applicable year. Notwithstanding satisfaction of any completion of any Performance Goal, to the extent specified at the time of grant of an Award, the number of Shares, Options, SARs, Restricted Stock Units or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Performance Goals may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine. Awards with performance conditions that are granted to Selected Employees who are not Covered Employees need not comply with the requirements of Code Section 162(m).

(g) No Rights as a Stockholder. A Participant, or a transferee of a Participant, shall have no rights as a stockholder with respect to any Common Stock covered by an Option, SAR, or Stock Unit until such person becomes entitled to receive such Common Stock, has satisfied any applicable withholding or tax obligations relating to the Award and has been issued the applicable stock certificate by the Company.

(h) Termination of Service. Unless the applicable Award agreement or employment agreement provides otherwise (and in such case, the Award or employment agreement shall govern as to the consequences of a termination of Service for such Awards), the following rules shall govern the vesting, exercisability and term of outstanding Awards held by a Participant in the event of termination of such Participant's Service (in all cases subject to the term of the Option or SAR as applicable): (i) if the Service of a Participant is terminated for Cause, then all Options, SARs, unvested portions of Stock Units and unvested portions of Stock Grants shall terminate and be forfeited immediately without consideration; (ii) if the Service of Participant is terminated for any reason other than for Cause, death or Disability, then the vested portion of his/her then-outstanding Options/SARs may be exercised by such Participant or his or her personal representative within three months after the date of such termination and all unvested portions of any outstanding Awards shall be forfeited without consideration as of the date of such termination; or (iii) if the Service of a Participant is terminated due to death or Disability, the vested portion of his/her then-outstanding Options/SARs may be exercised within twelve months after the date of termination of Service and all unvested portions of any outstanding Awards shall be forfeited without consideration as of the date of such termination. In the event of a termination of an Employee's Service due to Disability, an unexercised ISO will be treated as an NSO commencing as of one year and one day after such termination.

(i) Director  Fees.  If the Board  affirmatively  determines  to implement  this
Section 4(i), then each Non-Employee Director may be awarded with either a Stock Grant or Stock Units in accordance with the terms and conditions contained in this Section 4(i).

(1) Participation Elections. Each Non-Employee Director may elect to receive a Stock Grant (or Stock Units) under the Plan in lieu of payment of a portion of his or her annual retainer. Such an election may be for any dollar or percentage amount equal to at least 25% of the Non-Employee Director's annual retainer (up to a limit of 100% of the annual retainer of Non-Employee Directors). The election must be made prior to the beginning of the annual board of directors cycle which shall be any twelve month continuous period designated by the Board (the "Board Cycle") and such election may need to be made earlier as necessary to comply with Code Section 409A. Any amount of the annual retainer not elected to be received as a Stock Grant or Stock Units shall be payable in cash in accordance with the Company's standard payment procedures.

(2) Grants of Stock. As soon as reasonably practicable following the commencement of each Board Cycle, each Non-Employee Director who has timely made the election described in Section 4(i)(1) with respect to that Board Cycle shall be granted a number of Shares pursuant to a Stock Grant (or Stock Units) having a Fair Market Value on the date of grant equal to 100% of the amount of the annual retainer elected to be received as a Stock Grant (or Stock Units) under
Section 4(i)(1) for such Board Cycle, rounded down to the nearest full Share. Such Stock Grant (or Stock Units) will be evidenced by an executed Stock Grant Agreement (or Stock Unit Agreement) between the Company and the electing Non-Employee Director. Such Stock Grant (or Stock Units) will be fully vested at grant.

(3) Other Terms. Shares (or Stock Units) granted under this Section 4(i) shall otherwise be subject to the terms of the Plan applicable to Non-Employee
Directors or to Participants generally (other than provisions specifically applying only to Employees). Shares (or Stock Units) granted pursuant to this
Section 4(i) shall not count toward the Section 5(d)(iii) maximum limit of Shares that may be received in any Fiscal Year by a Non-Employee Director in the form of a Stock Grant or Stock Units.


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

(j) Suspension or Termination of Awards. If at any time (including after a notice of exercise has been delivered) the Committee (or the Board), reasonably believes that a Participant has committed an act of Cause (which includes a failure to act), the Committee (or Board) may suspend the Participant's right to exercise any Option or SAR (or vesting of Stock Grants or Stock Units) pending a determination of whether there was in fact an act of Cause. If the Committee (or the Board) determines a Participant has committed an act of Cause, neither the Participant nor his or her estate shall be entitled to exercise any outstanding Option or SAR whatsoever and all of Participant's outstanding Awards shall then terminate. Any determination by the Committee (or the Board) with respect to the foregoing shall be final, conclusive and binding on all interested parties.

(k) Electronic Communications. Subject to compliance with applicable law and/or regulations, an Award agreement or other documentation or notices relating to the Plan and/or Awards may be communicated to Participants by electronic media.

(l) Unfunded Plan. Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are granted Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Company or the Committee be deemed to be a trustee of stock or cash to be awarded under the Plan.

(m) Liability of Company Plan. The Company shall not be liable to a Participant or other persons as to: (a) the non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder; and (b) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted hereunder.

SECTION 5. SHARES SUBJECT TO PLAN AND SHARE LIMITS.

(a) Basic Limitation. The stock issuable under the Plan shall be authorized but unissued Shares or treasury Shares. The aggregate number of Shares reserved for Awards under the Plan shall not exceed 2,500,000 Shares. The aggregate number of Shares that may be issued in connection with any single type of Award (NSOs, ISOs, SARs, Stock Grants or Stock Units) under the Plan shall be 2,500,000 Shares.

(b) Additional Shares. If Awards are forfeited or are terminated for any other reason before being exercised, then the Shares underlying such Awards shall again become available for Awards under the Plan. If SARs are exercised or Stock Units are settled in Shares, then only the number of Shares (if any) actually issued in settlement of such SARs or Stock Units shall reduce the number of Shares available under Section 5(a) and the balance shall again become available for Awards under the Plan.

(c) Dividend Equivalents. Any dividend equivalents distributed under the Plan shall not be applied against the number of Shares available for Awards.

(d) Share Limits. For so long as: (x) the Company is a "publicly held corporation" within the meaning of Code Section 162(m) and (y) the deduction limitations of Code Section 162(m) are applicable to the Company's Covered Employees, then the limits specified below in this Section 5(d) shall be applicable to Awards issued under the Plan.

(i) Limits on Options. No Selected Employee shall receive Options to purchase Shares during any Fiscal Year covering in excess of 250,000 Shares.

(ii) Limits on SARs. No Selected Employee shall receive Awards of SARs during any Fiscal Year covering in excess of 250,000 Shares.

(iii) Limits on Stock Grants and Stock Units. No Selected Employee shall receive Stock Grants or Stock Units during any Fiscal Year covering, in the aggregate, in excess of 200,000 Shares. Notwithstanding the foregoing and subject to
Section 4(i)(3), no Non-Employee Director shall receive Stock Grants or Stock Units during any Fiscal Year covering, in the aggregate, in excess of 5,000 Shares.

SECTION 6. TERMS AND CONDITIONS OF OPTIONS.

(a) Stock Option Agreement. Each Grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in a Stock Option Agreement (including without limitation any performance conditions). The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. The Stock Option Agreement shall also specify whether the Option is an ISO; if not specified then the Option shall be an NSO.

(b) Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall be subject to adjustment of such number in accordance with Section 11.

(c) Exercise Price. An Option's Exercise Price shall be established by the Committee and set forth in a Stock Option Agreement. The Exercise Price of an Option shall not be less than 100% of the Fair Market Value (110% for ISO grants to 10-Percent Shareholders) on the date of Grant.

(d) Exercisability and Term. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an Option shall in no event exceed ten years from the date of Grant (and may be for a shorter period of time than ten years). A Stock Option Agreement may provide for accelerated vesting in the event of the Participant's death, or Disability or other events. Notwithstanding the previous sentence, an ISO that is granted to a 10-Percent Shareholder shall have a maximum term of five years. Notwithstanding any other provision of the Plan, no Option can be exercised after the expiration date provided in the applicable Stock Option Agreement.

(e) Modifications or Assumption of Options. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. Notwithstanding the preceding sentence or anything to the contrary, unless there is approval by the Company stockholders, the Committee may not Re-Price outstanding Options. No modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.

(f) Assignment or Transfer of Options. Except as otherwise provided in the applicable Stock Option Agreement and then only to the extent permitted by applicable law, no Option shall be transferable by the Optionee other than by will or by the laws of descent and distribution. Except as otherwise provided in the applicable Stock Option Agreement, an Option may be exercised during the lifetime of the Optionee only or by the guardian or legal representative of the Optionee. No Option or interest therein may be assigned, pledged or hypothecated by the Optionee during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

SECTION 7. PAYMENT FOR OPTION SHARES.

(a) General Rule. The entire Exercise Price of Shares issued upon exercise of Options shall be payable in cash at the time when such Shares are purchased, except as follows and if so provided for in an applicable Stock Option
Agreement:

(i) In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Section 7.

(ii) In the case of an NSO granted under the Plan, the Committee may, in its discretion at any time, accept payment in any form(s) described in this Section 7.

(b) Surrender of Stock. To the extent that this Section 7(b) is applicable, payment for all or any part of the Exercise Price may be made with Shares which have already been owned by the Optionee. If necessary to avoid a financial accounting charge to the Company's earnings (to the extent permitted by applicable financial accounting principles) or for any other reason, the Committee may establish a minimum duration that the Optionee must have owned and held such previously-owned Shares. Such Shares shall be valued at their Fair Market Value.

(c) Cashless Exercise. To the extent that this Section 7(c) is applicable, payment for all or a part of the Exercise Price may be made through Cashless Exercise.

(d) Other Forms of Payment. To the extent that this Section 7(d) is applicable, payment may be made in any other form that is consistent with applicable laws, regulations and rules and approved by the Committee.

SECTION 8. TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.

(a) SAR Agreement. Each Award of a SAR under the Plan shall be evidenced by a SAR Agreement between the Participant and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan (including without limitation any performance conditions). A SAR Agreement may provide for a maximum limit on the amount of any payout notwithstanding the Fair Market Value on the date of exercise of the SAR. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Participant's other compensation.

(b) Number of Shares. Each SAR Agreement shall specify the number of Shares to which the SAR pertains and is subject to adjustment of such number in accordance with Section 11.

(c) Exercise Price. Each SAR Agreement shall specify the Exercise Price. The Exercise Price of a SAR shall not be less than 100% of the Fair Market Value on the date of Grant.

(d) Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR which shall not exceed ten years from the date of Grant. A SAR Agreement may provide for accelerated exercisability in the event of the Participant's death, or Disability or other events and may provide for expiration prior to the end of its term in the event of the termination of the Participant's Service. A SAR may be included in an ISO only at the time of Grant but may be included in an NSO at the time of Grant or at any subsequent time, but not later than six months before the expiration of such NSO. A SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

(e) Exercise of SARs. If, on the date when a SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR may automatically be deemed to be exercised as of such date with respect to such portion to the extent so provided in the applicable SAR agreement. Upon exercise of a SAR, the Participant (or any person having the right to exercise the SAR after Participant's death) shall receive from the Company (i) Shares, (ii) cash or (iii) any combination of Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price of the Shares.

(f) Modification or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (including stock appreciation rights granted by another issuer) in return for the grant of new SARs for the same or a different number of Shares and at the same or a different Exercise Price. Notwithstanding the preceding sentence or anything to the contrary, unless there is approval by the Company stockholders, the Committee may not Re-Price outstanding SARs. No modification of a SAR shall, without the consent of the Participant, alter or impair his or her rights or obligations under such SAR.

(g) Assignment or Transfer of SARs. Except as otherwise provided in the applicable SAR Agreement and then only to the extent permitted by applicable law, no SAR shall be transferable by the Participant other than by will or by the laws of descent and distribution. Except as otherwise provided in the applicable SAR Agreement, a SAR may be exercised during the lifetime of the Participant only or by the guardian or legal representative of the Participant. No SAR or interest therein may be assigned, pledged or hypothecated by the Participant during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

SECTION 9. TERMS AND CONDITIONS FOR STOCK GRANTS.

(a) Time, Amount and Form of Awards. Awards under this Section 9 may be granted in the form of a Stock Grant.

(b) Stock Grant Agreement. Each Stock Grant awarded under the Plan shall be evidenced by a Stock Grant Agreement between the Participant and the Company. Each Stock Grant shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan that the Committee deems appropriate for inclusion in the applicable Stock Grant Agreement (including without limitation any performance conditions). The provisions of the Stock Grant Agreements entered into under the Plan need not be identical.

(c) Payment for Stock Grants. Stock Grants may be issued with or without cash consideration under the Plan.

(d) Vesting Conditions. Each Stock Grant may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Grant Agreement. A Stock Grant Agreement may provide for accelerated vesting in the event of the Participant's death, or Disability or other events.

(e) Assignment or Transfer of Stock Grants. Except as provided in Section 14, or in a Stock Grant Agreement, or as required by applicable law, a Stock Grant awarded under the Plan shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor's process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this
Section 9(e) shall be void. However, this Section 9(e) shall not preclude a Participant from designating a beneficiary who will receive any vested outstanding Stock Grant Awards in the event of the Participant's death, nor shall it preclude a transfer of vested Stock Grant Awards by will or by the laws of descent and distribution.

(f) Voting and Dividend Rights. The holder of a Stock Grant (irrespective of whether the Shares subject to the Stock Grant are vested or unvested) awarded under the Plan shall have the same voting, dividend and other rights as the Company's other stockholders. A Stock Grant Agreement, however, may require that the holder of such Stock Grant invest any cash dividends received in additional Shares subject to the Stock Grant. Such additional Shares subject to the Stock Grant shall be subject to the same conditions and restrictions as the Stock Grant with respect to which the dividends were paid. Such additional Shares subject to the Stock Grant shall not reduce the number of Shares available for issuance under Section 5.

(g) Modification or Assumption of Stock Grants. Within the limitations of the Plan, the Committee may modify or assume outstanding Stock Grants or may accept the cancellation of outstanding Stock Grants (including stock granted by another issuer) in return for the grant of new Stock Grants for the same or a different number of Shares. No modification of a Stock Grant shall, without the consent of the Participant, alter or impair his or her rights or obligations under such Stock Grant.

SECTION 10. TERMS AND CONDITIONS OF STOCK UNITS.

(a) Stock Unit Agreement. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the Participant and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan (including without limitation any performance conditions). The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical. Stock Units may be granted in consideration of a reduction in the Participant's other compensation.

(b) Number of Shares. Each Stock Unit Agreement shall specify the number of Shares to which the Stock Unit Grant pertains and is subject to adjustment of such number in accordance with Section 11.

(c) Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

(d) Vesting Conditions. Each Award of Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement. A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant's death, or Disability or other events.

(e) Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee's discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach.

(f) Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Shares or (c) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. Vested Stock Units shall be settled in a lump sum as soon as reasonably practicable after vesting. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred, in accordance with applicable law, to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 11.

(g) Creditors' Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

(h) Modification or Assumption of Stock Units. Within the limitations of the Plan, the Committee may modify or assume outstanding Stock Units or may accept the cancellation of outstanding Stock Units (including stock units granted by another issuer) in return for the grant of new Stock Units for the same or a different number of Shares. No modification of a Stock Unit shall, without the consent of the Participant, alter or impair his or her rights or obligations under such Stock Unit.

(i) Assignment or Transfer of Stock Units. Except as provided in Section 14, or in a Stock Unit Agreement, or as required by applicable law, Stock Units shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor's process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Section 10(i) shall be void. However, this Section 10(i) shall not preclude a Participant from designating a beneficiary who will receive any outstanding vested Stock Units in the event of the Participant's death, nor shall it preclude a transfer of vested Stock Units by will or by the laws of descent and distribution.

SECTION 11. PROTECTION AGAINST DILUTION.

(a) Adjustments. In the event of a subdivision of the outstanding Shares, a stock split, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Shares (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a reorganization, a spin-off or a similar occurrence, the Committee shall make proportionate adjustments to the following:

(i) the number of Shares available for Awards under Section 5;
(ii) the limits on Awards specified in Section 5;
(iii) the number of Shares covered by each outstanding Award; or
(iv) the Exercise Price under each outstanding SAR or Option.

(b) Participant Rights. Except as provided in this Section 11, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class. If by reason of an adjustment pursuant to this Section 11 a Participant's Award covers additional or different shares of stock or securities, then such additional or different shares and the Award in respect thereof shall be subject to all of the terms, conditions and restrictions which were applicable to the Award and the Shares subject to the Award prior to such adjustment.

(c) Fractional Shares. Any adjustment of Shares pursuant to this Section 11 shall be rounded down to the nearest whole number of Shares. Under no circumstances shall the Company be required to authorize or issue fractional shares and no consideration shall be provided as a result of any fractional shares not being issued or authorized.

SECTION 12. EFFECT OF A CHANGE IN CONTROL.

(a) Merger or Reorganization. In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding Awards by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting or for their cancellation effective upon the merger or other reorganization, with or without consideration, in all cases without the consent of any Participant.

(b) Acceleration. The Committee may determine, at the time of granting an Award or thereafter, that such Award shall become fully vested as to all Shares subject to such Award in the event that a Change in Control occurs with respect to the Company.

SECTION 13. LIMITATIONS ON RIGHTS.

(a) Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an employee, consultant or director of the Company, a Parent, a Subsidiary or an Affiliate. The Company and its Parents and Subsidiaries and Affiliates reserve the right to terminate the Service of any person at any time, and for any reason, subject to applicable laws, the Company's Articles of Incorporation and Bylaws and a written employment agreement (if any).

(b) Stockholders' Rights. A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Shares covered by his or her Award prior to the issuance of such Shares. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such Shares are issued, except as expressly provided in Section 11.

(c) Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Shares or other securities under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Shares or other securities pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Shares or other securities, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

(d) Dissolution. To the extent not previously exercised or settled, Options, SARs, Stock Units and unvested Stock Grants shall terminate immediately prior to the dissolution or liquidation of the Company.

SECTION 14. WITHHOLDING TAXES.

(a) General. A Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with his or her Award. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

(b) Share Withholding. If a public market for the Company's Shares exists, the Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired. Such Shares shall be valued based on the value of the actual trade or, if there is none, then the Fair Market Value for such date. Any payment of taxes by assigning Shares to the Company may be subject to restrictions, including, but not limited to, any restrictions required by rules of the SEC. The Committee may, in its discretion, also permit a Participant to satisfy withholding or income tax obligations related to an Award through Cashless Exercise or through a sale of Shares underlying the Award.

SECTION 15. DURATION AND AMENDMENTS.

(a) Term of the Plan. The Plan, as set forth herein, is conditioned upon and subject to the approval of the Company's stockholders and is effective on the Effective Date. The Plan shall terminate on the day before the tenth anniversary of the Effective Date and may be terminated on any earlier date pursuant to this
Section 15. If the Company's stockholders do not approve the Plan on or before December 31, 2006, then the Plan shall be null and void. This Plan will not in any way affect outstanding awards that were issued under the Prior Equity Plans or other Company equity compensation plans. No further awards may be granted under the Prior Equity Plans as of the Effective Date.

(b) Right to Amend or Terminate the Plan. The Board may amend or terminate the Plan at any time and for any reason. No Awards shall be granted under the Plan either before the Effective Date or after the Plan's termination. An amendment of the Plan shall be subject to the approval of the Company's stockholders only to the extent required by applicable laws, regulations or rules. In addition, no such amendment or termination shall be made which would impair the rights of any Participant, without such Participant's written consent, under any then-outstanding Award, provided that no such Participant consent shall be required with respect to any amendment or alteration if the Committee determines in its sole discretion that such amendment or alteration either (i) is required or advisable in order for the Company, the Plan or the Award to satisfy or conform to any law or regulation or to meet the requirements of any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated. In the event any provision of this Plan shall be held illegal or invalid for any reason, such provisions will be reformed by the Board if possible and to the extent needed in order to be held legal and valid. If it is not possible to reform the illegal or invalid provisions then the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

SECTION 16. EXECUTION.

To record the adoption of the Plan by the Board, the Company has caused its duly authorized officer to execute this Plan on behalf of the Company.

FINANCIAL FEDERAL CORPORATION


By
Title

FINANCIAL FEDERAL CORPORATION                                             PROXY

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR PROPOSALS 2, 3 AND 4.

1.  Election of Directors

    Nominees:    Lawrence B. Fisher   Michael C. Palitz    Paul R. Sinsheimer
                 Leopold Swergold     H.E. Timanus, Jr.    Michael J. Zimmerman

                 [ ] FOR all nominees listed    [ ] WITHHOLD AUTHORITY to
                     above (except as marked        vote for all nominees
                     to the contrary)               listed above

    INSTRUCTIONS: To withhold authority for an individual nominee, strike a line through that nominee's name.

2. Ratifying the appointment of KPMG LLP as the Corporation's independent registered public accounting firm for the fiscal year ending July 31, 2007.

                 [ ] FOR       [ ] AGAINST      [ ] ABSTAIN

3.  Approve the Amended and Restated 2001 Management Incentive Plan.

                 [ ] FOR       [ ] AGAINST      [ ] ABSTAIN

4.  Approve the 2006 Stock Incentive Plan.

                 [ ] FOR       [ ] AGAINST      [ ] ABSTAIN

                          (Continued on reverse side)

                         FINANCIAL FEDERAL CORPORATION

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            FOR THE ANNUAL MEETING TO BE HELD ON DECEMBER 6, 2006

The undersigned stockholder of Financial Federal Corporation (the "Corporation") hereby appoints Paul R. Sinsheimer and Troy H. Geisser, or either of them, with full power of substitution, as proxies for the undersigned to attend and act for and on behalf of the undersigned at the Annual Meeting of Stockholders of the Corporation to be held at 270 Park Avenue, New York, New York on December 6, 2006 at 09:30 a.m., and at any adjournment thereof, to the same extent and with the same power as if the undersigned were present in person thereat and with authority to vote and act in such proxyholder's discretion with respect to other matters which may properly come before the Meeting. Such proxyholder is specifically directed to vote or withhold from voting the shares registered in the name of the undersigned as indicated on the reverse side.

                                 Dated:                                   , 2006
                                        ----------------------------------

                                 -----------------------------------------------
                                 (Signature)

                                 -----------------------------------------------
                                 (Signature, if held jointly)
                                 The signature on this Proxy should correspond exactly with stockholder's name as printed to the left. In the case of joint tenancies, co-executors, or co-trustees, both should sign. Persons signing as Attorney, Executor, Trustee, Administrator or Guardian should give their full title.

Please Mark, Sign, Date and Return this Proxy Card Promptly Using the Enclosed Envelope.